As filed with the Securities and Exchange Commission on March __, 2007	Registration No. 333-126687

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM SB-2
POST-EFFECTIVE AMENDMENT NO. 5
TO
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________

Opexa Therapeutics, Inc.
(Name of small business issuer on its charter)

Texas (State or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number)	76-0333165 (I.R.S. Employer Identification Number)

2635 N. Crescent Ridge Drive
The Woodlands, Texas 77381
(281) 272-9331
(Address and telephone number of principal executive offices and principal place of business)

___________________

Lynne Hohlfeld
2635 N. Crescent Ridge Drive
The Woodlands, Texas 77381
(281) 272-9331
(Name, address and telephone number of agent for service)

___________________

Copy to:
Michael C. Blaney
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2300
Houston, TX 77002
(713) 758-2222

___________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: ☐

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED March 30 2007

Opexa Therapeutics, Inc.

2,986,767 Shares of Common Stock

This prospectus relates to the resale from time to time by the selling stockholders of up to 2,986,767 shares of our common stock, including 1,272,356 shares of common stock previously issued and 1,714,410 shares of common stock issuable upon the exercise of common stock purchase warrants. A series of warrants underlying 1,041,140 shares of common stock expired on February 17, 2006. A series of warrants underlying 603,867 shares of common stock expired on October 17, 2006. The selling stockholders may sell the shares of common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

Shares of our common stock are traded on Nasdaq Global Market under the symbol “OPXA”. On March 28, the last reported sales price for our common stock was $4.00 per share.

We will not receive any proceeds from the sale of the shares of our common stock covered by this prospectus. We will, however, receive the proceeds of any cash exercise of the common stock purchase warrants.

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Investing in our common stock involves a high degree of risk. You should read carefully this entire prospectus, including the section captioned “Risk Factors” beginning on page 2, before making a decision to purchase our stock.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2007.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these shares of our common stock. The information in this prospectus may only be accurate as of the date of this prospectus.

This prospectus provides you with a general description of the shares of our common stock that the selling stockholders may offer. Each time a selling stockholder sells shares of our common stock, the selling stockholder is required to provide you with a prospectus containing specific information about the selling stockholder and the terms of the shares of our common stock being offered to you.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission for a continuous offering. Under this prospectus, the selling stockholders may, from time to time, sell or otherwise dispose of the shares of our common stock described in this prospectus, or interests therein, in one or more offerings. This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so modified will be deemed to constitute a part of this prospectus.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, the selling stockholders and the shares of our common stock covered by this prospectus. The registration statement, including the exhibits, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”
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PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and does not contain all of the information that you should consider before investing in our common stock. This prospectus contains information regarding our businesses and detailed financial information. You should carefully read this entire prospectus, including the historical financial statements and related notes, before making an investment decision.

In this prospectus, “Opexa Therapeutics, Inc.,” the “company,” “we,” “us” or “our” refer to “Opexa Therapeutics, Inc., a Texas corporation, and its subsidiaries, except where otherwise indicated or required by context. On June 19, 2006 we changed our name from PharmaFrontiers Corp. to Opexa Therapeutics, Inc.

On June 15, 2006 we completed a 1-for-10 reverse split of our common stock. Except where specifically indicated all references to a number of shares herein or per share amounts reflect the split.

Our Business

We are a biopharmaceutical company developing autologous cellular therapies to treat several major illnesses, including multiple sclerosis (MS), rheumatoid arthritis (RA), diabetes, and cardiovascular disease. These therapies are based on our proprietary T-cell and adult stem cell technologies.

Our lead product, Tovaxin™, is a T-cell based therapeutic vaccine for MS licensed from the Baylor College of Medicine, which offers a unique and personalized approach to treating the disease by inducing an immune response against the autoimmune myelin peptide-reactive T-cells (MRTCs), which are believed to be responsible for the initiation of the disease process.

Tovaxin™ is currently in a Phase IIb clinical trial. Initial Phase I/II open-label human trials show that T-cell vaccination (TCV) appears to safely induce immune responses that deplete and regulate MRTCs. In two open-label Phase I/II clinical trials, the annualized relapse rates of patients were reduced by an average of approximately 90% compared to their prior history of relapses. Some patients also appear to experience an improvement of their Kurtzke Expanded Disability Status Scale, a scoring method used to measure the disability of MS patients (EDSS). Improvements in EDSS are not frequently observed in patients following treatment with other currently licensed therapies. Although the data from our Phase I/II trials appears to be promising, the Phase IIb trial is being conducted to confirm these results. We believe that Tovaxin™ could be ready for commercialization as early as 2011.

We also hold exclusive worldwide license for the intellectual property rights and research results of an autologous T-cell vaccine for RA from the Shanghai Institutes for Biological Sciences (SIBS), Chinese Academy of Sciences of the People's Republic of China.

Our RA T-cell vaccination (TCV) technology is conceptually similar to Tovaxin™. RA is an autoimmune T-cell-mediated disease in which pathogenic T-cells trigger an inflammatory autoimmune response of the synovial joints of the wrists, shoulders, knees, ankles and feet which causes pain, stiffness, and swelling around the joints and erosion into cartilage and bone. The RA TCV technology allows the isolation of these pathogenic T-cells from synovial fluid drawn from a patient. These T-cells will be grown to therapeutic levels and attenuated by gamma irradiation in our laboratory. The attenuated T-cells will be injected subcutaneously into patients thereby inducing an immune response directed at the pathogenic T-cells in the patient’s body. This immune response regulates the level of pathogenic T-cells and potentially allows the reduction of joint swelling in RA patients. Human trials that have been conducted in China show minimal side-effects and promising efficacy measured as a reduction of joint swelling following the T-cell vaccination.

We also have an exclusive license from the University of Chicago, through its prime contractor relationship with Argonne National Laboratory, to a stem cell technology in which adult multipotent stem cells are derived from monocytes (white blood cells) obtained from the patient’s own blood. We are initially pursuing indications in diabetes mellitus with our stem cell therapy and are conducting preclinical animal studies.

Our stem cell technology isolates novel multipotent stem cells derived from peripheral blood monocytes. In vitro experiments with monocyte-derived stem cells (MDSC) have shown their capacity to differentiate into a wide variety of cell types including pancreatic β cells. We have demonstrated that these pancreatic islets clusters derived from MDSCs are composed of three pancreatic cells types (a, b and d). These islet clusters are responsive to glucose and mimics the normal pulsatile pattern observed in human islets. The importance of these stem cells is the ability to easily isolate them from an individual’s circulating monocytes, expand them and administer them back into the same patient. This autologous approach provides a method to overcome any rejection issues and the need for immunosuppressant drugs which are often associated with current islet cell transplantations. This technology may lead to the formation of an unlimited source of pancreatic islet cells suitable for an autologous cell therapy for the treatment of diabetes mellitus.

Our Executive Offices

Our principal executive and administrative office facility is located in The Woodlands, Texas at 2635 N. Crescent Ridge Drive, The Woodlands, Texas 77381 and our telephone number is (281) 272-9331. We maintain a website at www.opexatherapeutics.com, however the information on our website is not part of this prospectus, and you should rely only on information contained in this prospectus when making a decision as to whether or not to invest in shares of our common stock.

RISK FACTORS

The shares offered hereby have not been approved or disapproved by the SEC or the securities regulatory authority of any state, nor has any such regulatory body reviewed this prospectus for accuracy or completeness. The shares offered hereby are speculative, involve an unusually high degree of risk and should only be purchased by those who can afford to lose their entire investment. Therefore, prospective investors should carefully consider the following risk factors before purchasing the shares offered hereby.

Risks Related to Our Business

The following factors affect our business and the industry in which we operate. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known or which we currently consider immaterial may also have an adverse effect on our business. If any of the matters discussed in the following risk factors were to occur, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected.

Our business is at an early stage of development.

Our business is at an early stage of development. We do not have any products in late-stage clinical trials or on the market. We are still in the early stages of identifying and conducting research on potential products. Only one of our products has progressed to the stage of being studied in human clinical trials in the U.S. Our potential products will require significant research and development and preclinical and clinical testing prior to regulatory approval in the United States and other countries. We may not be able to develop any products, to obtain regulatory approvals, to enter clinical trials for any of our product candidates, or to commercialize any products. Our product candidates may prove to have undesirable and unintended side effects or other characteristics adversely affecting their safety, efficacy or cost-effectiveness that could prevent or limit their use. Any product using any of our technology may fail to provide the intended therapeutic benefits, or achieve therapeutic benefits equal to or better than the standard of treatment at the time of testing or production.

We have a history of operating losses and do not expect to be profitable in the near future.

We have not generated any profits since our entry into the biotechnology business, have no source of revenues, and have incurred significant operating losses. We expect to incur additional operating losses for the foreseeable future and, as we increase our research and development activities, we expect our operating losses to increase significantly. We do not have any sources of revenues and may not have any in the foreseeable future.

We will need additional capital to conduct our operations and develop our products and our ability to obtain the necessary funding is uncertain.

We need to obtain significant additional capital resources from sources including equity and/or debt financings, license arrangements, grants and/or collaborative research arrangements in order to develop products and continue our business. As of December 31, 2006, we had cash, cash equivalents and marketable securities of approximately $15 million. Our current burn rate is approximately $1,000,000 per month excluding capital expenditures. We will need to raise additional capital to fund our working capital needs beyond first quarter 2008. We must rely upon best efforts third-party debt or equity funding and we can provide no assurance that we will be successful in any funding effort. The failure to raise such funds will necessitate the curtailment of operations and impact the completion of the clinical trials.

The timing and degree of any future capital requirements will depend on many factors, including:

•	the accuracy of the assumptions underlying our estimates for capital needs in 2007 and beyond;

•	scientific progress in our research and development programs;

•	the magnitude and scope of our research and development programs;

•	our ability to establish, enforce and maintain strategic arrangements for research, development, clinical testing, manufacturing and marketing;

•	our progress with preclinical development and clinical trials;

•	the time and costs involved in obtaining regulatory approvals;

•	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims; and

•	the number and type of product candidates that we pursue.

We do not have any committed sources of capital, although we have issued and outstanding warrants that, if exercised, would result in an equity capital raising transaction. Additional financing through strategic collaborations, public or private equity financings, capital lease transactions or other financing sources may not be available on acceptable terms, or at all. Additional equity financings could result in significant dilution to our stockholders. Further, if additional funds are obtained through arrangements with collaborative partners, these arrangements may require us to relinquish rights to some of our technologies, product candidates or products that we would otherwise seek to develop and commercialize ourselves. If sufficient capital is not available, we may be required to delay, reduce the scope of or eliminate one or more of our programs, any of which could have a material adverse effect on our financial condition or business prospects.

Approximately 60% of our total assets are comprised of intangible assets that are subject to review on a periodic basis to determine whether an impairment on these assets is required. An impairment would not only greatly diminish our assets, but would also require us to record a significant non-cash expense charge.

We are required under generally accepted accounting principles to review our intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. At December 31, 2006, our net intangible assets, consisting of the University of Chicago license, acquired intangible assets from the Opexa acquisition that is an inseparable group of patents and licenses that can’t function independently and the RA license acquired from the Shanghai Institutes for Biological Sciences, Chinese Academy of Sciences of the People's Republic of China were approximately $24.7 million. If management determines that impairment exists, we will be required to record a significant charge to expense in our financial statements during the period in which any impairment of our intangibles is determined. An impairment analysis, as defined in FAS 142, conducted by an independent consultant determined that there is no impairment of Opexa’s intangible assets for 2006.

Our financial statements include substantial non-operating gains or losses resulting from required quarterly revaluation under GAAP of our outstanding derivative instruments.

Generally accepted accounting principles in the United States require that we report the value of certain derivative instruments we have issued as current liabilities on our balance sheet and report changes in the value of these derivatives as non-operating gains or losses on our statement of operations. The value of the derivatives is required to be recalculated (and resulting non-operating gains or losses reflected in our statement of operations and resulting adjustments to the associated liability amounts reflected on our balance sheet) on a quarterly basis, and is based on the market value of our common stock. Due to the nature of the required calculations and the large number of shares of our common stock involved in such calculations, changes in our common stock price may result in significant changes in the value of the derivatives and resulting gains and losses on our statement of operations.

Clinical trials are subject to extensive regulatory requirements, very expensive, time-consuming and difficult to design and implement. Our products may fail to achieve necessary safety and efficacy endpoints during clinical trials.

Human clinical trials are very expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. The clinical trial process is also time consuming. We estimate that clinical trials of our product candidates will take at least several years to complete. Furthermore, failure can occur at any stage of the trials, and we could encounter problems that cause us to abandon or repeat clinical trials. The commencement and completion of clinical trials may be delayed by several factors, including:

•	unforeseen safety issues;

•	determination of dosing issues;

•	lack of effectiveness during clinical trials;

•	slower than expected rates of patient recruitment;

•	inability to monitor patients adequately during or after treatment; and

•	inability or unwillingness of medical investigators to follow our clinical protocols.

In addition, we or the FDA may suspend our clinical trials at any time if it appears that we are exposing participants to unacceptable health risks or if the FDA finds deficiencies in our IND submissions or the conduct of these trials.

We are dependent upon our management team and a small number of employees.

Our business strategy is dependent upon the skills and knowledge of our management team. We believe that the special knowledge of these individuals gives us a competitive advantage. If any critical employee leaves, we may be unable on a timely basis to hire suitable replacements to effectively operate our business. We also operate with a very small number of employees and thus have little or no backup capability for their activities. The loss of the services of any member of our management team or the loss of a number of other employees could have a material adverse effect on our business.

We are dependent on contract research organizations and other contractors for clinical testing and for certain research and development activities, thus the timing and adequacy of our clinical trials and such research activities are, to a certain extent, beyond our control.

The nature of clinical trials and our business strategy requires us to rely on contract research organizations, independent clinical investigators and other third party service providers to assist us with clinical testing and certain research and development activities. As a result, our success is dependent upon the success of these outside parties in performing their responsibilities. Although we believe our contractors are economically motivated to perform on their contractual obligations, we cannot directly control the adequacy and timeliness of the resources and expertise applied to these activities by our contractors. If our contractors do not perform their activities in an adequate or timely manner, the development and commercialization of our drug candidates could be delayed.

Our current research and manufacturing facility is not large enough to manufacture future stem cell and T-cell therapies.

We conduct our research and development in a 10,200 square foot facility in The Woodlands, Texas, which includes an approximately 800 square foot suite of three rooms for the manufacture of stem cell and T-cell therapies through Phase III trials. Our current facility is not large enough to conduct commercial-scale manufacturing operations. We will need to expand further our manufacturing staff and facility, obtain a new facility or contract with corporate collaborators or other third parties to assist with future drug production.

In the event that we decide to establish a commercial-scale manufacturing facility, we will require substantial additional funds and will be required to hire and train significant numbers of employees and comply with applicable regulations, which are extensive. We do not have funds available for building a manufacturing facility, and we may not be able to build a manufacturing facility that both meets regulatory requirements and is sufficient for our commercial-scale manufacturing.

We may arrange with third parties for the manufacture of our future products. However, our third-party sourcing strategy may not result in a cost-effective means for manufacturing our future products. If we employ third-party manufacturers, we will not control many aspects of the manufacturing process, including compliance by these third parties with the FDA’s current Good Manufacturing Practices and other regulatory requirements. We further may not be able to obtain adequate supplies from third-party manufacturers in a timely fashion for development or commercialization purposes, and commercial quantities of products may not be available from contract manufacturers at acceptable costs.

Patents obtained by other persons may result in infringement claims against us that are costly to defend and which may limit our ability to use the disputed technologies and prevent us from pursuing research and development or commercialization of potential products.

A number of pharmaceutical, biotechnology and other companies, universities and research institutions have filed patent applications or have been issued patents relating to cell therapy, stem cells, T-cells, and other technologies potentially relevant to or required by our expected products. We cannot predict which, if any, of such applications will issue as patents or the claims that might be allowed. We are aware that a number of companies have filed applications relating to stem cells. We are also aware of a number of patent applications and patents claiming use of stem cells and other modified cells to treat disease, disorder or injury.

If third party patents or patent applications contain claims infringed by either our licensed technology or other technology required to make and use our potential products and such claims are ultimately determined to be valid, there can be no assurance that we would be able to obtain licenses to these patents at a reasonable cost, if at all, or be able to develop or obtain alternative technology. If we are unable to obtain such licenses at a reasonable cost, we may not be able to develop some products commercially. There can be no assurance that we will not be obliged to defend ourselves in court against allegations of infringement of third party patents. Patent litigation is very expensive and could consume substantial resources and create significant uncertainties. An adverse outcome in such a suit could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require us to cease using such technology.

If we are unable to obtain future patents and other proprietary rights our operations will be significantly harmed.

Our ability to compete effectively is dependent in part upon obtaining patent protection relating to our technologies. The patent positions of pharmaceutical and biotechnology companies, including ours, are uncertain and involve complex and evolving legal and factual questions. The coverage sought in a patent application can be denied or significantly reduced before or after the patent is issued. Consequently, we do not know whether the patent applications for our technology will result in the issuance of patents, or if any future patents will provide significant protection or commercial advantage or will be circumvented by others. Since patent applications are secret until the applications are published (usually eighteen months after the earliest effective filing date), and since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain that the inventors of our licensed patents were the first to make the inventions covered by the patent applications or that the licensed patent applications were the first to be filed for such inventions. There can be no assurance that patents will issue from the patent applications or, if issued, that such patents will be of commercial benefit to us, afford us adequate protection from competing products, or not be challenged or declared invalid.

Our competition includes fully integrated biopharmaceutical and pharmaceutical companies that have significant advantages over us.

The markets for therapeutic stem cell products, multiple sclerosis products, and rheumatoid arthritis products are highly competitive. We expect that our most significant competitors are fully integrated pharmaceutical companies and more established biotechnology companies. These companies are developing stem cell-based products and they have significantly greater capital resources and expertise in research and development, manufacturing, testing, obtaining regulatory approvals, and marketing than we currently do. Many of these potential competitors are further along in the process of product development and also operate large, company-funded research and development programs. As a result, our competitors may develop more competitive or affordable products, or achieve earlier patent protection or product commercialization than we are able to achieve. Competitive products may render any products or product candidates that we develop obsolete.

If we fail to meet our obligations under our license agreements, we may lose our rights to key technologies on which our business depends.

Our business depends on three licenses from third parties. These third party license agreements impose obligations on us, such as payment obligations and obligations to diligently pursue development of commercial products under the licensed patents. If a licensor believes that we have failed to meet our obligations under a license agreement, the licensor could seek to limit or terminate our license rights, which could lead to costly and time-consuming litigation and, potentially, a loss of the licensed rights. During the period of any such litigation, our ability to carry out the development and commercialization of potential products could be significantly and negatively affected. If our license rights were restricted or ultimately lost, our ability to continue our business based on the affected technology platform could be severely adversely affected.

Restrictive and extensive government regulation could slow or hinder our production of a cellular product.

The research and development of stem cell therapies is subject to and restricted by extensive regulation by governmental authorities in the United States and other countries. The process of obtaining U.S. Food and Drug Administration, or FDA, and other necessary regulatory approvals is lengthy, expensive and uncertain. We may fail to obtain the necessary approvals to continue our research and development, which would hinder our ability to manufacture or market any future product.

To be successful, our product candidates must be accepted by the health care community, which can be very slow to adopt or unreceptive to new technologies and products.

Our product candidates, if approved for marketing, may not achieve market acceptance since hospitals, physicians, patients or the medical community in general may decide to not accept and utilize these products. The product candidates that we are attempting to develop represent substantial departures from established treatment methods and will compete with a number of more conventional drugs and therapies manufactured and marketed by major pharmaceutical companies. The degree of market acceptance of any of our developed products will depend on a number of factors, including:

•	our establishment and demonstration to the medical community of the clinical efficacy and safety of our product candidates;

•	our ability to create products that are superior to alternatives currently on the market;

•	our ability to establish in the medical community the potential advantage of our treatments over alternative treatment methods; and

•	reimbursement policies of government and third-party payers.

If the health care community does not accept our products for any of the foregoing reasons, or for any other reason, our business would be materially harmed.

Risks Related to Our Common Stock

There is currently a limited market for our common stock, and any trading market that exists in our common stock may be highly illiquid and may not reflect the underlying value of the Company’s net assets or business prospects.

Although our common stock is traded on the Nasdaq Global Market, there is currently a limited market for our common stock and there can be no assurance that an improved market will ever develop. Investors are cautioned not to rely on the possibility that an active trading market may develop.

As our share price is volatile, we may be or become the target of securities litigation, which is costly and time-consuming to defend.

In the past, following periods of market volatility in the price of a company’s securities or the reporting of unfavorable news, security holders have often instituted class action litigation. If the market value of our common stock experiences adverse fluctuations and we become involved in this type of litigation, regardless of the outcome, we could incur substantial legal costs and our management’s attention could be diverted from the operation of our business, causing our business to suffer.

Our "blank check" preferred stock could be issued to prevent a business combination not desired by management or our current majority shareholders.

Our articles of incorporation authorize the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined by our board of directors without shareholder approval. Our preferred stock could be utilized as a method of discouraging, delaying, or preventing a change in our control and as a method of preventing shareholders from receiving a premium for their shares in connection with a change of control.

Future sales of our common stock in the public market could lower our stock price.

We may sell additional shares of common stock in subsequent public or private offerings. We may also issue additional shares of common stock to finance future acquisitions. We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

We presently do not intend to pay cash dividends on our common stock.

We currently anticipate that no cash dividends will be paid on the common stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, it is anticipated that all earnings, if any, will be retained to finance the future expansion of the our business.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. These statements relate to future events and/or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of our activity, performance or achievements or the industry in which we operate to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. These risks and other factors include those listed under “Risk Factors” and those described elsewhere in this prospectus.

In some cases, you can identify forward-looking statements by our use of terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under “Risk Factors.” These factors may cause our actual results to differ materially from any forward-looking statement.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither the Company nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform prior statements to actual results.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares of our common stock covered hereby, or interests therein. We will not receive any of the proceeds from any such sale by any selling stockholder. See “Selling Stockholders.”

PRICE RANGE OF OUR COMMON STOCK AND DIVIDEND POLICY

Shares of our common stock are traded on the Nasdaq Global Market under the symbol “OPXA”. Our common stock trades on a limited, sporadic and volatile basis. As of March 28, 2007, the last reported sales price of our common stock was $4.00. As of March 26, 2007, there were 6,696,784 shares of our common stock outstanding that were held by approximately 358 holders of record.

The following table sets forth, for the periods indicated, the range of high and low bid information for our common stock. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	Price Ranges
	High	Low
Fiscal Year Ended December 31, 2005
First Quarter	$87.00	$45.00
Second Quarter	55.00	24.60
Third Quarter	14.10	12.50
Fourth Quarter	6.30	5.90

Fiscal Year Ended December 31, 2006
First Quarter	$7.00	$4.40
Second Quarter	10.10	5.10
Third Quarter	9.15	4.93
Fourth Quarter	7.03	5.10

Fiscal Year Ended December 31, 2007
First Quarter (through March 28, 2007)	$6.25	$3.56

Holders of shares of common stock will be entitled to receive cash dividends when, as and if declared by our Board of Directors, out of funds legally available for payment thereof. However, if dividends are not declared by our Board of Directors, no dividends shall be paid. We have not paid any dividends on our common stock since our inception.

We do not anticipate that any cash dividends will be paid in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, we anticipate that all earnings, if any, will be retained to finance our future expansion. Therefore, prospective investors who anticipate the need for immediate income by way of cash dividends from their investment should not purchase the shares offered by this prospectus.

SELECTED HISTORICAL FINANCIAL DATA

The following selected consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus. The selected consolidated financial data in this section is not intended to replace the consolidated financial statements and accompanying footnotes. The selected consolidated balance sheet data as of December 31, 2006 has been derived from our audited consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results to be expected in the future.

	Year Ended December 31, 2006	Year Ended December 31, 2005
Consolidated Statements of Operations Data:
Revenues	$-	$-
Operating Expenses:
Research and development	7,612,932	4,183,356
General and administrative	5,461,047	6,259,075
Depreciation and amortization	1,818,795	1,735,209
Loss on disposal of assets	2,376	22,810
Net operating loss	(14,895,150)	(12,200,450)

Interest income	688,299	81,930
Other income	46,450	28,174
Gain on derivative liability	104,978	3,896,841
Interest expense	(984)	(7,323,851)

Net loss	(14,056,407)	(15,517,356)

Net loss per common share, basic and diluted	$(2.61)	$(9.90)

Weighted average number of common shares outstanding, basic and diluted	5,390,910	1,564,837

December 31, 2006
Consolidated Balance Sheet Data:
Current assets	$15,444,891
Intangible assets	24,723,203
Fixed assets	1,361,377
Total assets	41,529,471

Current liabilities	9,287,128
Long term liabilities	96,242
Total liabilities	9,383,370

Common stock	3,348,351
Additional paid in capital	63,118,180
Deficit accumulated during the development stage	(34,320,430)
Total stockholders'equity	32,146,101
Total liabilities and stockholders' equity	$41,529,471

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read together with the consolidated financial statements and related notes that are included elsewhere in this prospectus. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors”, “Disclosure Regarding Forward-Looking Statements” or in other parts of this prospectus. We undertake no obligation to update any information in our forward-looking statements except as required by law.

Overview

We are a development-stage company and have a limited operating history. Our predecessor company for financial reporting purposes was formed on January 22, 2003 to acquire rights to our adult stem cell technology. In November 2004 we acquired Opexa Pharmaceuticals, Inc. and its multiple sclerosis treatment technology. We are still developing all of our technology, and to date, we have not generated any revenues from our operations. As we continue to execute our operations plan, we expect our development and operating expenses to increase.

Research and development. We have made and expect to continue to make substantial investments in research and development in order to develop and market our technology. Research and development costs consist primarily of general and administrative and operating expenses related to research and development activities. We expense research and development costs as incurred. Property, plant and equipment for research and development that has an alternative future use is capitalized and the related depreciation is expensed as research and development costs. We expect our research and development expense to increase as we continue to invest in the development of our technology.

General and administrative. General and administrative expenses consist primarily of salaries and benefits, stock compensation expenses, office expense, professional services fees, and other corporate overhead costs. We anticipate increases in general and administrative expenses as we continue to develop and prepare for commercialization of our technology

Results of Operations

Comparison of Year Ended December 31, 2006 with the Year Ended December 31, 2005

Net Sales. We recorded no sales for the twelve months ended December 31, 2006 and December 31, 2005.

General and Administrative Expenses. Our general and administrative expenses during the twelve months ended December 31, 2006, was $5,461,047 as compared to $6,259,075 for the twelve months ended December 31, 2005. The decrease in expenses is due to a combination of factors including a decrease in stock compensation expenses, professional service fees and overhead expenses in 2006. General and administrative expenses consist primarily of salaries and benefits, stock compensation expense, office expense, professional services fees, and other corporate overhead costs. We anticipate increases in general and administrative expenses as we continue to develop and prepare for commercialization of our technology.

Research and Development Expense. Research and development expense was $7,612,932 for the twelve months ended December 31, 2006, as compared to $4,183,356 the twelve months ended December 31, 2005. The increase in expenses was primarily due to the costs of the Phase I/II and Phase IIb clinical trials for Tovaxin™ and research and development in support of pre-clinical diabetes stem cell therapies. We have made and expect to continue to make substantial investments in research and development in order to develop and market our technology. We expense research and development costs as incurred. Property, plant and equipment for research and development that has an alternative future use is capitalized and the related depreciation is expensed as research and development costs. We expect our research and development expense to increase as we continue to invest in the development of our technology.

Interest Expense. Interest expense was $984 for the twelve months ended December 31, 2006 compared to $7,323,851 for the twelve months ended December 31, 2005. Interest expense during 2005 was due to notes payable that were outstanding during the second quarter of 2005 which were subsequently converted into equity in June 2005, resulting in acceleration of the amortization of the discount related to the notes.

Interest Income.  Interest income was $688,299 for the twelve months ended December 31, 2006 compared to $81,930 for the twelve months ended December 31, 2005. The increase was due to the investment of the cash proceeds from a 2006 equity financing in short term and cash equivalent investments.

Gain (Loss) on Derivative Instruments Liabilities, net. We recognized a gain on derivative instruments of $104,978 for the twelve months ended December 31, 2006 compared to $3,896,841 for the twelve months ended December 31, 2005. The decrease is a result of the net unrealized (non-cash) change in the fair value of our derivative instrument liabilities.

Net Loss. We had net loss for the year ended December 31, 2006, of $14,056,407 or ($2.61) per share (basic and diluted), compared with a net loss of $15,517,356 or ($9.90) per share (basic and diluted), for the twelve months ended December 31, 2005.

Liquidity and Capital Resources

Historically, we have financed our operations primarily from the sale of its debt and equity securities.  As of December 31, 2006, we had cash, cash equivalents and marketable securities of approximately $15 million.

We used approximately $11.0 million of cash for operating activities for the year ended December 31, 2006 compared to approximately $6.2 million for the year ended December 31, 2005. The increase in use of cash is primarily due to an increase in research and development expenditures related to the clinical trials for our Tovaxin therapy for MS and the purchase of marketable securities.

Our capital expenditures were approximately $0.6 million in 2006 and consisted primarily of laboratory equipment and leasehold improvements related to the construction of manufacturing facilities.

Our financing activities generated approximately $21.3 million for the year ended December 31, 2006 as compared to approximately $8.2 million for the same year ended December 31, of 2005. In both periods, the cash generated from financing activities resulted from the sale of Common Stock in equity financings.

Our current burn rate is approximately $1,000,000 per month excluding capital expenditures.  We will need to raise additional capital to fund our working capital needs beyond the first quarter of 2008. We must rely upon best efforts third-party debt or equity funding and we can provide no assurance that we will be successful in any funding effort. The failure to raise such funds will necessitate the curtailment of operations and impact the completion of the clinical trials.

Contractual Commitments

A tabular disclosure of contractual obligations at December 31, 2006, is as follows:

		Payments Due by Period
	Total	Less than 1 year	1 - 3 years	3 - 5 years	More than 5 years
Operating Leases	$1,274,175	$117,774	$276,978	$295,080	$584,343

Consulting and Research Agreements	$142,647	$142,147	$500	$-	$-

Total	$1,416,822	$259,921	$277,478	$295,080	$584,343

Off-Balance Sheet Arrangements

As of December 31, 2006, we had no off-balance sheet arrangements.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our most significant judgments and estimates used in preparation of our consolidated financial statements.

Reverse Acquisition. We treated the merger of PharmaFrontiers Corp. into Sportan as a reverse acquisition. Pursuant to the guidance in Appendix B of SEC Accounting Disclosure Rules and Practices Official Text, the “merger of a private operating company into a non-operating public shell corporation with nominal net assets typically results in the owners and management of the private company having actual or effective operating control of the combined company after the transaction, with the shareholders of the former public shell continuing only as passive investors. These transactions are considered by the staff to be capital transactions in substance, rather than business combinations. That is, the transaction is equivalent to the issuance of stock by the private company for the net monetary assets of the shell corporation, accompanied by a recapitalization.” Accordingly, the reverse acquisition has been accounted for as a recapitalization. For accounting purposes, the original PharmaFrontiers Corp. is considered the acquirer in the reverse acquisition. The historical financial statements are those of the original PharmaFrontiers Corp. Earnings per share for periods prior to the merger are restated to reflect the number of equivalent shares received by the acquiring company.

Impairment of Long-Lived Assets. We review long-lived assets and certain identifiable assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, further impairment analysis is performed. An impairment loss is measured as the amount by which the carrying amount exceeds the fair value of assets.

Stock-Based Compensation.  On January 1, 2006, we adopted the provisions of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS 123R”) which establishes accounting for equity instruments exchanged for employee service. We utilize the Black-Scholes option pricing model to estimate the fair value of employee stock based compensation at the date of grant, which requires the input of highly subjective assumptions, including expected volatility and expected life. Further, as required under SFAS 123R, we now estimate forfeitures for options granted, which are not expected to vest. Changes in these inputs and assumptions can materially affect the measure of estimated fair value of our share-based compensation. These assumptions are subjective and generally require significant analysis and judgment to develop. When estimating fair value, some of the assumptions will be based on, or determined from, external data and other assumptions may be derived from our historical experience with stock-based payment arrangements. The appropriate weight to place on historical experience is a matter of judgment, based on relevant facts and circumstances.

We estimated volatility by considering historical stock volatility. As allowed by Staff Accounting Bulletin (SAB) No. 107, Share-Based Payment, we have opted to use the simplified method for estimating expected term equal to the midpoint between the vesting period and the contractual term.

Research and Development.  The costs of materials and equipment or facilities that are acquired or constructed for research and development activities and that have alternative future uses are capitalized as tangible assets when acquired or constructed. The cost of such materials consumed in research and development activities and the depreciation of such equipment or facilities used in those activities are research and development costs. However, the costs of materials, equipment, or facilities acquired or constructed for research and development activities that have no alternative future uses are considered research and development costs and are expensed at the time the costs are incurred.

Accounting for Derivative Instruments. Statement of Financial Accounting Standard (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended, requires all derivatives to be recorded on the balance sheet at fair value. These derivatives are separately valued and accounted for on our balance sheet. Fair values for securities traded in the open market and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates.

The pricing model we use for determining fair values of our derivatives is the Black Scholes Pricing Model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates, exchange rates and stock price volatilities. Selection of these inputs involves management's judgment and may impact net income.

In September 2000, the Emerging Issues Task Force ("EITF") issued EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company's Own Stock," ("EITF 00-19") which requires freestanding contracts that are settled in a company's own stock, including common stock warrants, to be designated as an equity instrument, asset or a liability. Under the provisions of EITF 00-19, a contract designated as an asset or a liability must be carried at fair value on a company's balance sheet, with any changes in fair value recorded in the company's results of operations. A contract designated as an equity instrument must be included within equity, and no fair value adjustments are required. In accordance with EITF 00-19, in June 2006, we determined that certain outstanding warrants to purchase our common stock should be separately accounted for as liabilities. We had not classified these derivative liabilities as such in our historical financial statements. In order to reflect these changes, we restated our financial statements for the year ended December 31, 2005 to record the fair value of these warrants on our balance sheet and record unrealized changes in the values of these derivatives in our consolidated statement of operations as “Gain (loss) on derivative liabilities.”

We have evaluated the provisions of the registration rights agreement that require us to pay registration delay payments in combination with the financial instrument and concluded that the combined instrument meets the definition of a derivative under SFAS 133.

In December 2006, the FASB issued FASB Staff Position No. EITF 00-19-2, Accounting for Registration Payment Arrangements (EITF 00-19-2). EITF 00-19-2 addresses an issuer’s accounting for registration payment arrangements. It specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. The guidance in EITF 00-19-2 amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, and FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, to include scope exceptions for registration payment arrangements. EITF 00-19-2 also requires additional disclosure regarding the nature of any registration payment arrangements, alternative settlement methods, the maximum potential amount of consideration and the current carrying amount of the liability, if any. This EITF is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to the date of issue of this EITF. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of this EITF, this is effective for financial statements issued for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years.  The impact of implementing EITF 00-19-2 in the fiscal year 2007 will result in a cumulative effect of a change in accounting principle with a credit to beginning retained earnings of $6,656,677 and a reversal of the same amount to the derivative liability account.

OUR BUSINESS

Overview

We are a biopharmaceutical company developing autologous cellular therapies to treat several major illnesses, including multiple sclerosis (MS), rheumatoid arthritis (RA), diabetes, and cardiovascular disease. These therapies are based on our proprietary T-cell and adult stem cell technologies.

T-Cell Therapy

We have the exclusive worldwide license from Baylor College of Medicine to an individualized T-cell therapeutic vaccine, Tovaxin™, which is in U.S. FDA Phase IIb human clinical trials to evaluate its safety and effectiveness in treating MS.

Tovaxin™ consists of attenuated patient-specific MRTCs against peptides from either myelin basic protein [MBP], proteolipid protein [PLP], myelin oligodendrocyte glycoprotein [MOG]) peptides or combinations thereof. Patient-specific MRTCs are expanded in culture with specific peptides identified by our proprietary test of the patient’s peripheral blood. MS is the result of a person’s own T-cells attacking the myelin sheath that coats the nerve cells of the central nervous system (CNS). Our unique T-cell technology takes these autoreactive T-cells from the patient and expands them ex vivo (in a cell-culture environment outside the body), attenuates them by gamma irradiation, and then returns them to the patient as a subcutaneous injection. Although further testing is necessary, results from our initial human trials appear to indicate that these attenuated T-cells cause an immune response directed at the autoreactive T-cells in the patient’s body, stimulating a reduction in the level of harmful T-cells.

We believe that our initial human trials show that Tovaxin™ safely induces the depletion and regulation of MRTCs, possibly stabilizing the disease, reducing the annualized relapse rate, and potentially improving the disability scores of patients. In November 2006, we enrolled the first patient in a double blind, placebo controlled, 150 patient Phase IIb clinical trial. We expect to complete enrollment in mid 2007.

Our Rheumatoid Arthritis (RA) T-cell vaccination (TCV) technology is conceptually similar to Tovaxin™. RA is an autoimmune T-cell-mediated disease in which pathogenic T-cells trigger an inflammatory autoimmune response of the synovial joints of the wrists, shoulders, knees, ankles and feet which causes pain, stiffness, and swelling around the joints and erosion into cartilage and bone. Our RA TCV technology allows the isolation of these pathogenic T-cells from synovial fluid drawn from a patient. We will expand and attenuate these T-cells in our laboratory. The attenuated T-cells will be injected subcutaneously into patients with the goal of inducing an immune response directed at the Pathogenic T-cells in the patient’s body. We believe this immune response could reduce the level of pathogenic T-cells and potentially allow the reduction of joint swelling in RA patients.

Stem Cell Therapy

We have developed a proprietary adult stem cell technology to produce novel monocyte-derived stem cells (MDSC) from blood. These MDSC can be derived from a patient’s monocytes, expanded ex vivo, and then administered to the same patient. We believe that because this is an autologous therapy, there should be no rejection issues as self-derived MDSC pose no immunological problems. Normally, allogenic cells are deleted by host immune responses and require the use of anti-rejection drugs.

Our novel multi-potent stem cell is derived from peripheral blood monocytes which when cultured under defined conditions are able to further differentiate into several cellular lineages. Molecular biology and immunohistochemical studies have shown that these MDSCs have specific markers that distinguish them from other stem cells. In addition these studies have also shown a time-dependence for the expression of these specific gene products during the growth and differentiation of MDSCs. In vitro experiments with MDSCs have shown their capacity to differentiate towards hematopoietic, epithelial, endothelial, endocrine and neuronal cells. Our main focus is the further development of this monocyte-derived stem cell (MDCS) technology as a novel platform for the in vitro generation of highly specialized cells for potential application in autologous cell therapy for patients with diseases such diabetes mellitus and cardiovascular disease.

Other Opportunities

We intend to conduct basic research to determine the potential use of stem cells and differentiated cells in other indications, such as macular degeneration, stroke, myocardial infarction, wound healing and Parkinson’s disease. We intend to partner or sublicense some of these indications if they are not pursued for internal development. For those indications where we believe we can participate commercially, we desire to partner in key commercial markets outside of the United States.

The Company’s Products and Services

Our T-cell Platform

Multiple Sclerosis - Background

In the United States, approximately 400,000 people suffer from multiple sclerosis, a chronic progressive autoimmune disease of the central nervous system (CNS) that is caused by myelin autoreactive T-cells progressively eroding the myelin that surrounds and insulates nerve fibers of the brain and spinal cord resulting in varying amounts of disability. Globally, there are approximately 2.5 million MS patients representing a drug market believed to be approximately $5 billion in 2005. The US markets accounted for slightly more than 50 percent of global MS sales in 2005, approximately $2.5 billion. MS remains a challenging autoimmune disease to study because the pathophysiologic mechanisms are diverse, and the chronic, unpredictable course of the disease makes it difficult to determine whether the favorable effects of short-term treatment will be sustained. Therapies that can safely prevent or stop the progression of disease and allow reversal of the neurological damage and disability caused by the disease represent the greatest unmet need in MS.

In recent years, the understanding of MS pathogenesis has evolved to comprise an initial, T-cell-mediated inflammatory activity followed by selective demyelination (erosion of the myelin coating of the nerve fibers) and then neurodegeneration. The discovery of disease-relevant immune responses has accelerated the development of targeted therapeutic products for the treatment of the early stages of MS. Healthy individuals have been found to have autoreactive T-cells, which recognize a variety of self-antigens (e.g., myelin basic protein [MBP], proteolipid protein [PLP], and myelin oligodendrocyte glycoprotein [MOG]) as part of the normal T-cell repertoire and circulate naturally in the periphery without causing an autoimmune disease.

Some subjects unfortunately who have the appropriate genetic background have increased susceptibility for the in vivo activation and clonal expansion of myelin autoreactive T-cells. These myelin autoreactive T-cells may remain dormant, but at some point they are activated in the periphery, possibly by molecular mimicry (i.e., recognition of epitopes that are common to autoantigens and microbial antigens as exogenous triggers), thus enabling them to cross the blood-brain barrier (BBB) and infiltrate the healthy tissue of the brain and spinal cord. The cascade of pathogenic events leads to demyelination of axons, which causes nerve impulse transmissions to diffuse into the tissue.

Current Therapy for Multiple Sclerosis

Current MS disease modifying drugs on the market are mostly palliative and generally work through a mechanism of immunomodulation or immunosuppression. These therapies for MS are dominated by three forms of interferon that require frequent subcutaneous or intramuscular injections (Avonex, Betaseron and Rebif). Copaxone is an immunomodulator composed of a random copolymer of amino acids that is administered daily. Novantrone (mitoxanthrone) is an immunosuppressive drug that can only be given four times per year with a life time limit of 8 to 12 doses. All of the current therapies only slow the progression of MS and they have significant patient compliance challenges because of the dosing schedule, limited decrease in relapse rate, side effects profile (e.g., the interferon formulations produce severe flu-like symptoms, injection site reactions, infection and neutralizing antibodies (ranging from 5% to 45%) are developed that limits the efficacy of treatment; Copaxone causes significant injection site reactions; while Novantrone causes infections, bone marrow suppression, nausea, hair thinning, bladder infections, and mouth sores). These drugs must be administered daily to weekly. Tysabri®, a selective adhesion molecule inhibitor (an alpha 4 integrin antagonist), represents another class of MS drugs which works by preventing immune system cells (all leukocytes carrying the alpha 4 integrin glycoprotein on their surface) from crossing the BBB and move into the CNS. Tysabri® requires a once per month infusion and has recently been reintroduced to the market after being originally withdrawn in 2005 based on safety concerns over several patient deaths due to virally mediated brain inflammation - a condition called progressive multifocal leukoencephalopathy (PML).

Tovaxin™ for Multiple Sclerosis

We believe that Tovaxin™ works selectively on the myelin autoreactive T-cells by harnessing the body’s natural immune defense system and feedback mechanisms to deplete these T-cells and induce favorable immune regulatory responses by rebalancing the immune system. Tovaxin™ is manufactured by taking the MRTCs from the blood, expanding them to a therapeutic dose ex-vivo, and attenuating them with gamma irradiation to prevent DNA replication. These attenuated MRTCs are then injected subcutaneously into the body in large quantities. The body recognizes specific T-cell receptor molecules of these MRTCs as foreign and mounts an immune response reaction against them, not only destroying the injected attenuated MRTCs, but also the circulating, myelin autoreactive T-cells carrying the peptide-specific T-cell receptor molecules. In addition, T-cell activation molecules on the surface of the activated MRTCs used as vaccine induce favorable immune regulatory responses, which promote anti-inflammatory responses. Because the therapy uses an individual’s own cells, the only directly identifiable side effect is injection site reaction in a small percentage of the patients. These reactions clear within 24 hours.

We believe that this technology platform will have application in other T-cell mediated diseases such as Crohn’s disease, psoriasis, rheumatoid arthritis and Type 1diabetes.

Tovaxin™ Intellectual Property

The technology is based on discoveries made by Dr. Jingwu Zang of Baylor College of Medicine in Houston. We have an exclusive, worldwide license from the Baylor College of Medicine to develop and commercialize three technology areas for MS, namely T-cell vaccination, peptides, and diagnostics. Under the License Agreement with the Baylor College of Medicine, we have rights to a total of 11 patents (2 U.S. and 9 foreign) and 80 patent applications (6 U.S. and 74 foreign).

Tovaxin™ Manufacturing

We manufacture our TCV therapy in our own Good Manufacturing Practice (“GMP”) facility. The TCV technology is similar to that of traditional microbial vaccine technology, where the pathogen (or the attenuated derivative) is used to derive the protective antigens necessary to induce protective immune responses. In preparing a TCV therapy, the myelin autoreactive T-cells causing the disease are taken from the blood, specifically identified, and expanded ex vivo by incubating these T-cells with selected peptides of MBP, PLP, and MOG in the presence of antigen-presenting cells and growth factors. Myelin-peptide reactive T-cells are grown to therapeutic levels and cryopreserved. Prior to use, the MRTCs are expanded, formulated, and attenuated (by irradiation) to render them incompetent to replicate but viable for therapy. These attenuated T-cells are administered in a defined schedule of subcutaneous injections. We expect that a single draw of a 500 ml bag of blood is sufficient to provide a full year’s therapeutic regimen of Tovaxin™.

Clinical Development of Tovaxin™

Tovaxin™ is currently in a Phase IIb clinical trial. Patients treated in our Phase I/II open-label studies with trivalent (MBP, MOG, and PLP) formulations have experienced minimal side effects, an approximate 90% average reduction in annualized relapse rate and improvements in EDSS scores.

Tovaxin™ Phase IIb Clinical Trial

The Phase IIb trial, entitled “A Multicenter, Randomized, Double-Blind, Placebo-Controlled Study of Subcutaneous Tovaxin™ in Subjects with Clinically Isolated Syndrome or Relapsing Remitting Multiple Sclerosis”, is a multi-site double-blind, randomized, placebo-controlled 150 (100 treated, 50 placebo) patient trial. The primary endpoint will be lesion evaluation (the total number of gadolinium-enhancing lesions) via MRI with a secondary endpoint being annual relapse rate. This trial is designed to demonstrate the safety and efficacy of Tovaxin™. We enrolled our first patient in November 2006 and expects to complete enrollment in mid 2007.

Our Stem Cell Platform

Stem Cells - Background

Stem cells are undifferentiated primary cells that have the potential to become any tissue or organ of the body. They hold therapeutic promise for the development of effective treatments and possibly cure for various diseases. The current stem cell research efforts have been divided between embryonic and tissue specific adult stem cells as potential therapeutic progenitor cells. Recent experiments with Embryonic stem (ES) cells have demonstrated that these highly proliferative, pluripotent cells can differentiate into pancreatic-like β-cells. The major problem with ES cells is their pluripotency and risk that these cells, once transplanted, could form tumors. Given that, adult tissue specific stem cells have become attractive as a potential cell therapeutic. Adult tissue specific stem cells have advantages over ES cells; first, these cells can be isolated from a more manageable source such as bone marrow or other tissues; second, they proliferate in a controlled fashion and without the likelihood of tumorogenicity, and third, they can be used in an autologous setting and avoid the potential for rejection which exists for allogenic use of stem cells.

Hematopoietic stem cells (HSC’s), present in the bone marrow and precursors to all blood cells, are currently the only type of stem cells commonly used for therapy. Doctors have been transferring HSC’s in bone marrow transplants for more than 40 years. Advanced techniques for collecting or “harvesting” HSC’s are now used to treat leukemia, lymphoma and several inherited blood disorders.

The clinical potential of stem cells has also been demonstrated in the treatment of other human diseases, including diabetes and advanced kidney cancer. However, these new therapies have been offered only to a very limited number of patients using adult stem cells.

Unfortunately stem cell therapies have technical, ethical and legal hurdles to overcome before they will be able to be used to possibly affect tissue and organ repair in disease states that heretofore have only treated the symptoms. A significant hurdle to most uses of stem cells is that scientists do not yet fully understand the signals that turn specific genes on and off to influence the differentiation of the stem cell. Therefore, scientists will have to be able to precisely control the differentiation of stem cells into the specific cell type to be used in therapy and drug testing. Current knowledge of the signals controlling differentiation fall well short of being able to mimic these conditions precisely to consistently have identical differentiated cells for each specified use.

To realize the promise of novel cell-based therapies for such pervasive and debilitating diseases, scientists must be able to easily and reproducibly manipulate stem cells so that they possess the necessary characteristics for successful differentiation, transplantation and engraftment. To be useful for transplant purposes, stem cells must be reproducibly made to: proliferate extensively and generate sufficient quantities of tissue, differentiate into the desired cell type(s), survive in the recipient after transplant, integrate into the surrounding tissue after transplant, function appropriately for the duration of the recipient's life, avoid harming the recipient in any way, and avoid the problem of immune rejection. There is no assurance that any commercialized cell-based therapies will ever be developed.

Although there are many ways to access stem cells, we believe that its autologous blood monocyte-derived stem cells offer distinct advantages.

Therapies utilizing Our Stem Cell Platform

We have developed a proprietary adult stem cell technology to produce monocyte-derived stem cells (MDSC) from blood. These MDSC can be derived from a patient’s monocytes, expanded ex vivo, and then administered to the same patient. We believe that because this is an autologous therapy, there should be no allogenic rejection issues as self-derived MDSC pose no immunological problems. Normally, allogenic cells are deleted by host immune responses and require the use of anti-rejection drugs.

Our novel multi-potent stem cell is derived from peripheral blood monocytes which when cultured under defined conditions are able to further differentiate into several cellular lineages. Molecular biology and immunohistochemical studies have shown that these MDSCs have specific markers that distinguish them from other stem cells. In addition these studies have also shown a time-dependence for the expression of these specific gene products during the growth and differentiation of MDSCs. In vitro experiments with MDSCs have shown their capacity to differentiate towards hematopoietic, epithelial, endothelial, endocrine and neuronal cells. Our main focus is the further development of this monocyte-derived stem cell (MDCS) technology as a novel platform for the in vitro generation of highly specialized cells for potential application in autologous cell therapy for patients with diseases such diabetes mellitus and cardiovascular disease.

Working either alone or in conjunction with strategic partners, we intend to utilize these MDSC from the same patient to attempt to develop a therapy which may cause autologous tissue or organ repair. The initial internal therapeutic target is diabetes mellitus. Other therapeutic targets would be pursued through early-stage licensing or strategic alliances. The diabetes program is currently in pre-clinical development.

Pancreatic Islet Cell Development

Diabetes is a disease characterized by the failure or loss of pancreatic β-cells to generate sufficient levels of the hormone insulin required to meet the body’s need to maintain normal nutrient homeostasis. Type 1 diabetes is caused by the complete loss of pancreatic β-cells when the body’s own immune system mistakenly attacks and destroys a person’s β-cells. While for Type 2 diabetes the causes are far more complicated and poorly understood, the results of the disease are similar in that often the β-cells fail to generate sufficient amounts of insulin to maintain normal homeostasis. The loss of insulin results in an increase in blood glucose levels and will eventually lead to the development of premature cardiovascular disease, stroke, and kidney failure. Currently there is no permanent cure for diabetes; however, recent clinical islet cell transplantations have shown good success in restoring long-term endogenous insulin production and glycemic stability in subjects who have Type 1 diabetes mellitus with unstable baseline control. Persistent islet function without injected insulin dependence provides considerable benefit.

Current cell transplant therapy for the treatment of diabetes is limited by an inadequate supply of insulin-producing cells. Cadaveric sources are limited and up to three pancreas are required to obtain clinically significant quantities of β-cells for one patient. The identification of novel adult human stem cells provides a new prospect for obtaining a sufficient number of insulin-producing β-cells for transplantation. Using our technology a single blood draw maybe adequate to produce clinical quantities of β-cells for a patient.

In vitro experiments with MDSC have shown their capacity to differentiate toward a wide variety of cell types including pancreatic β-like cells. These cells aggregate into clusters resembling pancreatic Islets of Langerhans termed Monocyte Derived Islets (MDI). The cluster aggregates show endocrine gene expression. Biochemical assays have demonstrated that MDI can synthesize and secrete significant amounts of insulin during their growth and respond in a glucose-dependent manner. In addition, MDI can be stimulated or repressed by the addition of agonists or antagonists of insulin in vitro.

  The importance of these stem cells is the ability to easily and cost effectively derive them from an individual’s circulating monocytes, expand them and administer them back into the same patient. This autologous approach provides a method to overcome any rejection issues and the need for immunosuppressant drugs which are often associated with current transplantations. This technology may lead to the formation of an unlimited source of β cells suitable for an autologous cell therapy for the treatment of diabetes mellitus.

Stem Cell Pre-Clinical and Clinical Development

We are conducting pre-clinical studies to demonstrate proof of concept and method of delivery with a planned IND (Investigational New Drug) submission to the FDA during 2007. We are targeting a 2008 Phase I study for monocyte-derived islet transplantation of patients with Type 1 diabetes mellitus.

Licenses, Patents and Proprietary Rights

We believe that proprietary protection of our technologies is critical to the development of our business. We intend to continue to protect our proprietary intellectual property through patents and other appropriate means. We rely upon trade-secret protection for some confidential and proprietary information and take active measures to control access to that information. We currently have non-disclosure agreements with all of our employees, consultants, vendors, advisory board members and contract research organizations.

Our intellectual property strategy includes developing proprietary technology for the sourcing, scale up, manufacturing, and storage of T cells and multipotent adult stem cells and the use of these cells in multiple therapeutic applications. This strategy will include expanding on technologies in-licensed to us as well as in-licensing additional technologies through collaborations with universities and biotech companies.

We have exclusive, worldwide licenses to certain patents that relate to our T-cell technology and our multipotent adult stem cell technology.

T-Cell Therapy IP

We have an exclusive, worldwide license from the Baylor College of Medicine to patent applications claiming rights to the treatment of multiple sclerosis using attenuated modified T-cells and to the use of the T-cell technology as a diagnostic. The license was granted to us by Baylor in exchange for common stock in Opexa Pharmaceuticals which was acquired by the Company in November 2004. The key terms of the agreement are: exclusive, worldwide, and a 2% royalty on net sales of licensed products. The royalty decreases to 1% after the aggregate net sales exceed $500 million. There are no other performance or payment terms in the license. We also have a separate consulting agreement with the inventor, Jingwu Zang, M.D., Ph.D. which grants us the right of first refusal on all future discoveries made by Dr. Zang.

We have filed additional patent applications related to T-Cell vaccination for MS.

Rheumatoid Arthritis Therapy IP

We have an exclusive worldwide license for the intellectual property rights and research results of an autologous T cell vaccine for rheumatoid arthritis from the Shanghai Institutes for Biological Sciences (SIBS), Chinese Academy of Sciences of the People's Republic of China. We made a $125,000 license payment and agreed to pay a 0.5% royalty on net sales of licensed products.

We have filed additional patent applications related to T-Cell vaccination for RA.

Stem Cell Therapy IP

We have an exclusive, worldwide license from the University of Chicago, through its prime contractor relationship with Argonne National Laboratory, to a patent application claiming rights to the development of adult multipotent stem cells from monocytes isolated from adult human peripheral blood. The technology was discovered and developed at the Argonne National Laboratory, a U.S. Department of Energy Laboratory.

Pursuant to the license we have issued a total of 53,463 shares of our common stock to the University of Chicago. We have also agreed to pay the University of Chicago $1.5 million and issue to them 21,623 shares of Opexa Common Stock by April 30, 2007. We have agreed to pay a percentage of royalties on sales of products subject to the licensed patents, as well as sublicense fees. In addition, the University of Chicago license requires us to expend on research and development at least $2,000,000 within two (2) years of the execution of the license and at least an additional $4,000,000 within four (4) years of the execution of the license. Research and development expenditures by sublicensees may account for half of each amount. The license also requires us to sell a product or method based on the licensed technology by February 2011.

We have filed patent applications related to the process of obtaining monocyte-derived stem cells and the further differentiation of the cells into pancreatic islet cells.

Our Product Pipeline

Tovaxin™ is a vaccine approach to treating multiple sclerosis in that it induces the body’s immune system to attack the MRTCs that we believe are responsible for destroying the myelin sheath coating of the axons in the central nervous system. We believe that the depletion and regulation of the MRTCs may stop progression of multiple sclerosis. Tovaxin™ is currently in a Phase IIb clinical trial. We enrolled its first patient in November 2006 and expects to complete enrollment in mid 2007.

Rheumatoid Arthritis Therapy

Our Rheumatoid Arthritis (RA) T-cell vaccination (TCV) technology is conceptually similar to Tovaxin™. RA is an autoimmune T-cell-mediated disease in which Pathogenic T-cells trigger an inflammatory autoimmune response of the synovial joints of the wrists, shoulders, knees, ankles and feet which causes pain, stiffness, and swelling around the joints. We are currently transferring the technology to our laboratory and will present data to the FDA in 2007 with the intention of filing an IND and initiating a Phase I clinical trial in 2008.

Diabetes Stem Cell Therapy

We believe that there are approximately 20.8 million people the United States who have diabetes. More than 1 million of these people have Type 1 diabetes mellitus. Among adults with diagnosed diabetes, 31% take insulin to control their disease. Research studies have found that improved glycemic control benefits people with either Type 1 or Type 2 diabetes. Islet transplantation using Opexa’s proprietary monocyte-derived islet cell may offer the potential to improve glycemic control in a subgroup of patients with Type 1 and Type 2 diabetes mellitus who are disabled by refractory hypoglycemia. We are in preclinical development and plans to file an IND in 2007 and initiate a Phase I clinical trial in 2008.

Cardiac Stem Cell Therapy

Stem cell treatment of congestive heart failure could revolutionize treatment of the disease because it may treat the source of the problem by replacing diseased cardiac muscle tissue with stem cells that grow or induce the growth of new healthy cardiac tissue. Elsewhere multiple Phase I clinical studies encompassing more than 70 patients have been run with autologous bone marrow stem cells that report improved cardiac perfusion. A recent (2003-2004) trial reported that injected autologous bone marrow mononuclear cells, using electromechanical mapping into areas of ischemic myocardium in patients with endstage ischemic cardiomyopathy and heart failure, showed a therapeutic effect with improved myocardial perfusion and exercise capacity, at 6 and 12 months, as well as increased global left ventricular function. Using the experience of these Phase I trials we plan to move through pre-clinical development and, if successful, initiate human testing as soon as practicable.

Other Opportunities

We intend to conduct basic research to determine the potential use of the our stem cells in other indications such as macular degeneration, heart attack, and Parkinson’s disease. Liver cells (hepatocytes) derived from our stem cells may be valuable across the biopharmaceutical industry to test for drug toxicity or to help cure liver diseases. We intend to partner or sublicense some of these indications if they are not pursued for internal development. For those indications where we believe it can participate commercially, we will possibly take partners in key commercial markets outside of the United States.

Research Collaborations

We anticipate that from time to time in the future we will enter into collaborative research agreements with other academic and research institutions. We will use such agreements to enhance our research capabilities. Typically, in the industry, such agreements provide the industry partner with rights to license the intellectual property created through the collaboration. We may also enter into collaborative research agreements with other pharmaceutical companies when we believe such collaboration will support the development and commercialization of our technology.

Commercialization Through Third Parties

We anticipate that we will grant sublicenses for certain applications of our technologies. We believe that by sublicensing some of the rights to our technology to pharmaceutical companies and other third parties, we will be able to more efficiently develop some applications of our technologies. We currently do not have any sublicenses.

Competition

The development of therapeutic and diagnostic agents for human disease is intensely competitive. Major pharmaceutical companies currently offer a number of pharmaceutical products to treat heart attack, stroke, Parkinson's disease, diabetes, liver diseases, arthritis and other diseases for which our technologies may be applicable. Many pharmaceutical and biotechnology companies are investigating new drugs and therapeutic approaches for the same purposes, which may achieve new efficacy profiles, extend the therapeutic window for such products, alter the prognosis of these diseases, or prevent their onset. We believe that our products, when and if successfully developed, will compete with these products principally on the basis of improved and extended efficacy and safety and their overall economic benefit to the health care system. We expect competition to increase. We believe that our most significant competitors will be fully integrated pharmaceutical companies and more established biotechnology companies. Smaller companies may also be significant competitors, particularly through collaborative arrangements with large pharmaceutical or biotechnology companies. Some of our primary competitors in the current treatment of and in the development of treatments for multiple sclerosis include Biogen-Idec, Elan, Serono, Aventis, Teva, and Schering AG. Some of our primary competitors in the development of stem cell therapies include Aastrom Biosciences, Geron, Gamida-Cell Ltd, Stem Cells Inc., Cellerant Therapeutics, Viacell, and Osiris Therapeutics. Many of these competitors have significant products in development that could be competitive with our potential products.

Sales and Marketing

We intend to develop a sales force to market our multiple sclerosis cell therapy products in the U.S. Given the concentration of multiple sclerosis among a relatively small number of specialized neurologists, we believe that a modest size sales force would be sufficient to market the multiple sclerosis products.

We plan to partner with large biotech and pharmaceutical companies for the marketing and sales of our MS and RA T-cell products outside the United States and our stem cell therapy products.

Description of Property

Our 10,200 sq. ft. facility is located on 3 acres at 2635 North Crescent Ridge Drive in The Woodlands, Texas. This location provides space for research and development and manufacturing capacity for clinical trials; a specialized Flow Cytometry and Microscopy lab; support of clinical trials with 800 sq. ft. of GMP (good manufacturing practice) manufacturing suites; Quality Systems management with Quality Control Laboratory, Regulatory Affairs, Quality Assurance; as well as administrative support space. There is 2,500 sq. ft. of space still available for future build-out. The facility including the property is leased for a term ending in 2015 with two options for an additional five years each at the then prevailing market rate.

Government Regulation

Our research and development activities and the future manufacturing and marketing of our potential products are, and will be, subject to regulation for safety and efficacy by a number of governmental authorities in the United States and other countries.

In the United States, pharmaceuticals, biologicals and medical devices are subject to FDA regulation. The Federal Food, Drug and Cosmetic Act, as amended, and the Public Health Service Act, as amended, the regulations promulgated thereunder, and other Federal and state statutes and regulations govern, among other things, the testing, manufacture, safety, efficacy, labeling, storage, export, record keeping, approval, marketing, advertising and promotion of our potential products. Product development and approval within this regulatory framework takes a number of years and involves significant uncertainty combined with the expenditure of substantial resources.

FDA Approval

We will need to obtain FDA approval of any therapeutic product we plan to market and sell. The steps required before our potential products may be marketed in the United States include:

1. Preclinical Laboratory and Animal Tests. Preclinical tests include laboratory evaluation of the product and animal studies in specific disease models to assess the potential safety and efficacy of the product and our formulation as well as the quality and consistency of the manufacturing process.

2. Submission to the FDA of an Application for an Investigational New Drug Exemption, or IND, Which Must Become Effective Before U.S. Human Clinical Trials May Commence. The results of the preclinical tests are submitted to the FDA as part of an IND, and the IND becomes effective 30 days following its receipt by the FDA, as long as there are no questions, requests for delay or objections from the FDA.

3. Adequate and Well-Controlled Human Clinical Trials to Establish the Safety and Efficacy of the Product. Clinical trials involve the evaluation of the product in healthy volunteers or, as may be the case with our potential products, in a small number of patients under the supervision of a qualified physician. Clinical trials are conducted in accordance with protocols that detail the objectives of the study, the parameters to be used to monitor safety and the efficacy criteria to be evaluated. Any product administered in a U.S. clinical trial must be manufactured in accordance with GMP. Each protocol is submitted to the FDA as part of the IND.

The protocol for each clinical study must be approved by an independent Institutional Review Board, or IRB, at the institution at which the study is conducted and the informed consent of all participants must be obtained. The IRB will consider, among other things, the existing information on the product, ethical factors, the safety of human subjects, the potential benefits of the therapy and the possible liability of the institution.

Clinical development is traditionally conducted in three sequential phases, which may overlap:

•
In Phase I, products are typically introduced into healthy human subjects or into selected patient populations to test for adverse reactions, dosage tolerance, absorption and distribution, metabolism, excretion and clinical pharmacology.

•
Phase II involves studies in a limited patient population to (i) determine the efficacy of the product for specific targeted indications and populations, (ii) determine optimal dosage and dosage tolerance and (iii) identify possible adverse effects and safety risks. When a dose is chosen and a candidate product is found to be effective and to have an acceptable safety profile in Phase II evaluations, Phase III trials begin.

•	Phase III trials are undertaken to conclusively demonstrate clinical efficacy and to test further for safety within an expanded patient population, generally at multiple study sites.

The FDA continually reviews the clinical trial plans and results and may suggest changes or may require discontinuance of the trials at any time if significant safety issues arise.

1. Submission to the FDA of Marketing Authorization Applications. The results of the preclinical studies and clinical studies are submitted to the FDA in the form of marketing approval authorization applications.

2. FDA Approval of the Application(S) Prior to Any Commercial Sale or Shipment of the Drug Biologic Product Manufacturing Establishments Located in Certain States Also May be Subject to Separate Regulatory and Licensing Requirement. The testing and approval process will require substantial time, effort and expense. The time for approval is affected by a number of factors, including relative risks and benefits demonstrated in clinical trials, the availability of alternative treatments and the severity of the disease. Additional animal studies or clinical trials may be requested during the FDA review period, which might add to that time.

After FDA approval for the product, the manufacturing and the initial indications, further clinical trials may be required to gain approval for the use of the product for additional indications. The FDA may also require unusual or restrictive post-marketing testing and surveillance to monitor for adverse effects, which could involve significant expense, or may elect to grant only conditional approvals.

FDA Manufacturing Requirements

Among the conditions for product licensure is the requirement that the prospective manufacturer's quality control and manufacturing procedures conform to the FDA's Good Manufacturing Practice, or GMP requirements. Even after product licensure approval, the manufacturer must comply with GMP on a continuing basis, and what constitutes GMP may change as the state of the art of manufacturing changes. Domestic manufacturing facilities are subject to regular FDA inspections for GMP compliance, which are normally held at least every two years. Foreign manufacturing facilities are subject to periodic FDA inspections or inspections by the foreign regulatory authorities with reciprocal inspection agreements with the FDA. Domestic manufacturing facilities may also be subject to inspection by foreign authorities.

Fast Track, Priority Review and Accelerated Approval

Fast Track refers to a process for interacting with the FDA during drug development. Priority Review applies to the time frame the FDA targets for reviewing a completed application. Accelerated Approval (Subpart H) applies to the design and content of the studies used to support a marketing claim.

Fast Track is a formal mechanism to interact with the FDA using approaches that are available to all applicants for marketing claims. The Fact Track mechanism is described in the Food and Drug Administration Modernization Act of 1997. The benefits of Fast Track include scheduled meetings to seek FDA input into development plans, the option of submitting a New Drug Application (NDA) in sections rather than all components simultaneously, and the option of requesting evaluation of studies using surrogate endpoints as discussed below. The Fast Track designation is intended for the combination of a product and a claim that addresses an unmet medical need, but is independent of Priority Review and Accelerated Approval. An applicant may use any or all of the components of Fast Track without the formal designation. Fast Track designation does not necessarily lead to a Priority Review or Accelerated Approval.

Priority Review is a designation for an application after it has been submitted to the FDA for review for approval of a marketing claim. Under the Food and Drug Administration Modernization Act of 1997, reviews for NDAs are designated as either Standard or Priority. A Standard designation sets the target date for completing all aspects of a review and the FDA taking an action on the application (approve or not approve) at 10 months after the date it was filed. A Priority designation sets the target date for the FDA action at 6 months. A Priority designation is intended for those products that address unmet medical needs.

Accelerated Approval or Subpart H Approval is a program described in the NDA regulations that is intended to make promising products for life threatening diseases available on the market on the basis of preliminary evidence prior to formal demonstration of patient benefit. The studies are designed to measure and the FDA evaluation is performed on the basis of a surrogate marker (a measurement intended to substitute for the clinical measurement of interest, usually prolongation of survival) that is considered likely to predict patient benefit. The approval that is granted may be considered a provisional approval with a written commitment to complete clinical studies that formally demonstrate patient benefit. The Federal Register published a discussion of Accelerated Approval with comments. Absent a formal demonstration of patient benefit, a risk benefit assessment cannot be made. Accelerated Approval designation does not necessarily lead to a Priority Review.

Special Protocol Assessment

The Special Protocol Assessment (SPA) process is a procedure by which the FDA provides official evaluation and guidance on proposed protocols for pivotal Phase III clinical trials. An SPA documents the FDA's agreement that the design and plan analysis of the Phase III study adequately addresses objectives in support of a regulatory submission such as a biologics license application (BLA).

Good Tissue Practices Regulation

The FDA requires human cell, tissue, and cellular and tissue-based product (HCT/P) establishments to follow current good tissue practice, which governs the methods used in, and the facilities and controls used for, the manufacture of HCT/Ps; recordkeeping; and the establishment of a quality program. The agency has issued regulations pertaining to labeling, reporting, inspections, and enforcement that apply to manufacturers of those HCT/Ps regulated under the authority of the Public Health Service Act, or as drugs, devices, and/or biological products.

As part of this approach, the FDA requires registration of establishments that engage in the recovery, screening, testing, processing, storage or distribution of human cells, tissues, and cellular and tissue-based products and for the listing of such products unless such products are performed under an IND (Investigational New Drug). These products specifically include stem cells that are progenitors of blood cells; however, the FDA makes no explicit statement regarding the inclusion of other types of stem cells. In addition, the FDA has published rules for making suitability determinations for donors of cells and tissue and for current good tissue practice for manufacturers using them.

Other Regulations

In addition to safety regulations enforced by the FDA, we are also subject to regulations under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act and other present and potential future foreign, Federal, state and local regulations.

Outside the United States, we will be subject to regulations that govern the import of drug products from the United States or other manufacturing sites and foreign regulatory requirements governing human clinical trials and marketing approval for our products. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursements vary widely from country to country. In particular, the European Union is revising its regulatory approach to high tech products, and representatives from the United States, Japan and the European Union are in the process of harmonizing and making more uniform the regulations for the registration of pharmaceutical products in these three markets.

Employees

As of March 26, 2007, we had 36 full time employees. We believe that our relations with our employees are good. None of our employees is represented by a union or covered by a collective bargaining agreement.

Legal Proceedings

We are not currently a party to any legal proceedings.

MANAGEMENT

The following table sets forth certain information regarding our current directors and executive officers.

Our executive officers are elected by the board of directors and serve at the discretion of the board. All of the current directors serve until the next annual stockholders’ meeting or until their successors have been duly elected and qualified.

Name	Age	Position
David B. McWilliams	63	President, Chief Executive Officer and Director
Lynne Hohlfeld	46	Chief Financial Officer
Scott B. Seaman	51	Director
Gregory H. Bailey	51	Director
David Hung	49	Director
Michael Richman	46	Director

Biographical information for our directors and executive officers is set forth below:

David B. McWilliams was appointed President and Director in August 2004. From December 2003 until August 2004, Mr. McWilliams was a private investor. From June 2003 to December 2003, Mr. McWilliams served as president and chief executive officer of Bacterial Barcodes, Inc., a molecular diagnostics company. From May 2002 to June 2003, Mr. McWilliams served as chief executive officer of Signase, Inc., a cancer therapy company. Mr. McWilliams served as chief executive officer of Encysive Pharmaceuticals Inc., a cardiovascular therapeutics company from June 1992 to March 2002. Prior to June 1992, Mr. McWilliams served as chief executive officer of Zonagen Inc., a human reproductive products company. Prior to that time, Mr. McWilliams was a senior executive with Abbott Laboratories and a management consultant with McKinsey & Co. He currently serves as a director of Novelos Therapeutics, Inc. He also serves on the boards of the Texas Healthcare and Bioscience Institute and the Houston Technology Center. Mr. McWilliams received an MBA in finance from the University of Chicago, and a B.A. in chemistry, Phi Beta Kappa, from Washington and Jefferson College.

Lynne Hohlfeld was appointed Chief Financial Officer and Secretary on June 30, 2006. From April 2006 to June 30, 2006 she served as Vice President, Finance of the Company. From September 2004 until April 2006, she was vice president and chief financial officer of Denota Ventures. From August 2000 until March 2004 she was senior vice president, chief financial officer of Bacterial Barcodes, Inc., a Houston-based molecular diagnostics company spun out of the Baylor College of Medicine. She was also senior vice president and chief financial officer of Spectral Genomics of Houston upon its merger with Bacterial Barcodes in March 2004. Ms. Hohlfeld was also employed by LifeCell Corporation from 1997 to 1999, serving as controller. Ms. Hohlfeld’s career includes positions at Dixie Chemical Company, Price Waterhouse Coopers, McKenna & Company, and Arthur Andersen. Ms. Hohlfeld received a B.B.A. in accounting from the University of Wisconsin - Madison and is a certified public accountant.

Scott B. Seaman has served as a Director of since April, 2006. Mr. Seaman currently serves as the executive director and treasurer of the Albert and Margaret Alkek Foundation of Houston, Texas, a private foundation primarily supporting institutions in the Texas Medical Center in Houston, Texas. Since January 1996 to present, Mr. Seaman has served as the chief financial officer of Chaswil Ltd., an investment management company. Since September 1986, Mr. Seaman has served as secretary and treasurer of M & A Properties Inc., a ranching and real estate concern. Since January 2003, Mr. Seaman has served as chairman and, since July 2004, president of ICT Management Inc., the general partner of Impact Composite Technology Ltd., a composite industry supplier. Since May 2004, Mr. Seaman has served as a Member of the Investment Committee of Global Hedged Equity Fund LP, a hedge fund. Mr. Seaman received a bachelor’s degree in business administration from Bowling Green State University.

Dr. Gregory H. Bailey has served as a Director of the Company since April 2006. In January 2007, Dr. Bailey became the managing partner of Palantir Group, Inc., a biotech merchant bank. He was a managing director at MDB Capital Group LLC from May 2004 to January 2007. From June 2002 to June 2003, Dr. Bailey served as a managing director of Gilford Securities, Inc and from 1998 to June 2002, he served as a managing director of Knightsford Bank Corp. Since May 2005, he also has served as director of Medivation, Inc., a public company focused on acquiring biomedical technologies. Dr. Bailey was a practicing physician for ten years and holds a M.D. from the University of Western Ontario.

Dr. David Hung has served as a Director since May 2006. Dr. Hung has served as the president, chief executive officer and as a director of Medivation, Inc. since December 17, 2004. Dr. Hung also has served as the President and Chief Executive Officer, and member of the board of directors, of Medivation, Inc.’s subsidiary, Medivation Neurology, Inc. since its inception in September 2003. From 1998 until 2001, Dr. Hung was employed by ProDuct Health, Inc., a privately held medical device company, as Chief Scientific Officer (1998-1999) and as president and chief executive officer (1999-2001). From December 2001 to January 2003, Dr. Hung served as a consultant to Cytyc Health Corporation. From July 1999 to November 2001, Dr. Hung served as president and chief executive officer of ProDuct Health, Inc. Dr. Hung received his M.D. from the University of California at San Francisco, and his A.B. in biology and organic chemistry from Harvard College.

Michael S. Richman has served as a Director of the Company since June 2006. Mr. Richman is Executive Vice President and Chief Operating Officer of MacroGenics, Inc. He joined MacroGenics, Inc in 2002 with approximately twenty years experience in corporate business development within the biotechnology industry. Before joining MacroGenics Inc, he was senior vice president, corporate development administration at MedImmune, (2000 to 2006) and Vice President, Business Development (1996 to 2000). From 1985 to 1996, Mr. Richman served in various senior positions at Chiron Corporation, a public biotechnology company, with his last position being director of corporate business development. His previous positions include manager of business development from 1990 to 1992 and manager of intellectual property from 1988 to 1990. Mr. Richman received his MSBA degree from San Francisco State University with a concentration in International Business, and a B.S. degree from the University of California at Davis.

Committees of the Board of Directors

We currently have an audit committee, a compensation committee, and a nominating and corporate governance committee.

Audit Committee. The audit committee of the Board currently consists of Dr. Hung, Mr. Richman and Mr. Seaman, all of which are independent, non-employee directors. The audit committee selects, on behalf of our board of directors, an independent public accounting firm to be engaged to audit our financial statements, discuss with the independent auditors their independence, review and discuss the audited financial statements with the independent auditors and management and recommend to our board of directors whether the audited financials should be included in our Annual Reports to be filed with the SEC. The audit committee operates pursuant to a written charter, which was adopted in February 2005. During the last fiscal year, the audit committee held four meetings, and the then members of the Audit Committee attended that meeting.

 All of the members of the audit committee are non-employee directors who: (1) met the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (2) did not participate in the preparation of our financial statements or the financial statements of Opexa Pharmaceuticals, Inc.; and (3) are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The Board has determined that Mr. Seaman qualifies as an “audit committee financial expert” as defined by Item 401(e) of Regulation S-B of the Exchange Act.

Compensation Committee. The compensation committee of the board consists of Dr. Hung, Mr. Richman and Mr. Seaman, who are independent directors, as defined in Rule 10A-3 of the Exchange Act. The compensation Committee reviews and approves (1) the annual salaries and other compensation of our executive officers and (2) individual stock and stock option grants. The compensation Committee also provides assistance and recommendations with respect to our compensation policies and practices and assists with the administration of our compensation plans. During the last fiscal year the compensation committee held one meeting, and the then members of the compensation committee attended each meeting.

In addition, the Board has adopted a written charter for the compensation committee, adopted in August 2004, which is available on our website at www.opexatherapeutics.com.

 Nominating and Corporate Governance Committee. The nominating and corporate governance committee of the board currently consists of Dr. Hung, Mr. Richman and Mr. Seaman, each of whom are found by the board of directors to be an “independent director” pursuant to the applicable rules and regulations promulgated by the SEC. The nominating and corporate governance committee assists our board of directors in fulfilling its responsibilities by: identifying and approving individuals qualified to serve as members of our board of directors, selecting director nominees for our annual meetings of shareholders, evaluating the performance of our board of directors, and developing and recommending to our board of directors corporate governance guidelines and oversight with respect to corporate governance and ethical conduct. This committee operates pursuant to a written charter adopted in February 2005, which is available on our website at http://www.opexatherapeutics.com. During the last fiscal year the nominating and corporate governance committee held one meeting, and the then members of the compensation committee attended each meeting.

Compensation Committee Interlocks and Insider Participation. Our compensation committee is comprised of Dr. Hung, Mr. Richman and Mr. Seaman. None of the committee members has ever been an employee of Opexa Therapeutics, Inc. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has any executive officer serving as a member of our Board of Directors or compensation committee.

Compensation of Directors

Mr. McWilliams who is a director and an officer does not receive any compensation for his services as a member of our board of directors. As director’s compensation for the period ending April 13, 2007,we approved the issuance of a ten year option to purchase 35,000 shares of common stock to Dr. Bailey, Mr. Seaman and Dr. Hung at an exercise price of $5.20 per share. On June 16, 2006 we approved the issuance of a ten year option to purchase 35,000 shares of common stock to Mr. Richman at an exercise price of $9.80 per share. Each of these options vest 50% on the date of grant, 25% on the first anniversary and the remaining 25% on the second anniversary with ninety day acceleration upon the director’s termination. We reimburse our directors for travel and lodging expenses in connection with their attendance at board and committee meetings.

In April 2006, the board approved the accelerated vesting of the options held by Messrs. Boveroux, Wesner, Kamin and Frison and extended the term to exercise for three years. As compensation for the directors’ prior efforts, the board approved the issuance of three year options to purchase 2,000 shares to each of Messrs. Boveroux, Wesner and Kamin and 2,500 shares to Mr. Frison. These options are exercisable at $5.20 per share and vest in one year.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal years ending December 31, 2006 and 2005 exceeded $100,000.

Name and Principal Position	Year	Salary ($)	Options Awards ($) (4)	Total ($)
David B. McWilliams (1)	2006	264,497	497,377	761,874
CEO, President, Director	2005	250,000	2,527,022	2,777,022

Lynne Hohlfeld (2)	2006	131,250	40,839	172,089
CFO and Secretary	2005	-	-	-

C.William Rouse (3)	2006	90,000	850,819	940,819
CFO and Secretary	2005	180,000	151,493	331,493
________
(1) Served as chief executive officer since August 2004.
(2) Served as chief financial officer since June 2006.
(3) Served as chief financial officer from May 2004 through June 2006.
(4) Reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with FAS 123(R) (but disregarding forfeiture estimates related to service-based vesting conditions) and, accordingly, includes amounts from options granted prior to 2006. See the information appearing under the heading entitled “Stock Options and Warrants” in footnote number 11 to our consolidated financial statements included as part of our Annual report on Form 10-KSB for the year ended December 31, 2006 for certain assumptions made in the valuation of options granted in the years ended December 31, 2006, 2005 and 2004.

Grants of Plan Based Awards in 2006

The following table presents each grant of stock options in 2006 to the individuals named in the summary compensation table above.

Name	Grant Date	Number of Securities Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value of Options
David B. McWilliams	05/02/06	120,000	$ 5.00	$ 1,140,000
Lynne Hohlfeld	04/20/06	22,500	$ 5.00	$ 130,500
Lynne Hohlfeld	07/12/06	12,500	$ 8.25	$ 103,125
C.W. Rouse	05/02/06	65,000	$ 5.00	$ 617,499
C.W. Rouse	05/02/06	10,000	$ 5.00	$ 95,000

Each of the options in the foregoing table was granted under the Company’s June 2004 Compensatory Stock Option Plan.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
David B. McWilliams	-	120,000	5.00	05/02/16
	5,000	-	30.00	01/21/10
	37,000	-	30.00	08/31/09

Lynne Hohlfeld	-	22,500	5.00	04/20/16
	-	12,500	8.25	07/12/16

C. William Rouse	21,667	43,333	5.00	05/02/11
	10,000	-	5.00	05/02/11
	3,333	1,667	30.00	01/21/10
	6,667	3,333	30.00	04/28/09

Compensation of Directors

The following table presents summary information for the year ended December 31, 2006 regarding the compensation of the non-employee members of our board of directors. Mr. Boveroux, Mr. Kamin and Mr. Wesner resigned from the board on April 16, 2006. Mr. Frison resigned from the board at the end of his term on June 16, 2006. Mr. Seaman and Dr. Bailey were appointed to the board on April 16, 2006. Dr. Hung was appointed to the board on May 2, 2006 and Mr. Richman was appointed to the board on June 16, 2006.

Name	Fees Earned or Paid in Cash ($)	Options Awards ($)	Total ($)
Gregory H. Bailey	-	207,812	207,812
David Hung	-	207,812	207,812
Michael Richman	-	214,375	214,375
Scott B. Seaman	-	207,812	207,812
Brooks Boveroux	22,000	59,523	81,523
Paul Frison	8,500	83,101	91,601
Tony Kamin	15,500	360,204	375,704
Terry Wesner	9,000	115,781	124,781

(1) Reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with FAS 123R (but disregarding forfeiture estimates related to service-based vesting conditions) and, accordingly, includes amounts from options granted prior to 2006. See the information appearing under the heading entitled “Stock Options and Warrants” in footnote number 11 to our consolidated financial statements included as part of our Annual report on Form 10-KSB for the year ended December 31, 2006 for certain assumptions made in the valuation of options granted in the years ended December 31, 2006, 2005 and 2004.

No options were exercised during the fiscal year ended December 31, 2006.

The following table presents the fair value of each grant of stock options in 206 to non-employee members of our board of directors, computed in accordance with FAS 123R:

Name	Grant Date	Number of Securities Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value of Options
Gregory H. Bailey	05/02/06	35,000	$5.20	$332,500
David Hung	05/02/06	35,000	$5.20	$332,500
Michael Richman	06/16/06	35,000	$9.80	$343,000
Scott B. Seaman	05/02/06	35,000	$5.20	$332,500
Brooks Boveroux	05/03/06	2,000	$5.20	$19,200
Paul Frison	05/03/06	2,500	$5.20	$24,000
Tony Kamin	05/03/06	2,000	$5.20	$19,200
Terry Wesner	05/03/06	2,000	$5.20	$19,200
Terry Wesner	06/16/06	500	$9.80	$4,900

Executive Employment Contract

David B. McWilliams is employed by us pursuant to an Amended and Restated Employment Agreement entered into on June 15, 2006. Pursuant to the agreement, Mr. McWilliams is employed as the Chief Executive Officer and a Director of the Company is at an annual salary of $275,000. The term of employment is through June 15, 2008 and may be extended for periods of one year; however, the employment agreement may be terminated at any time voluntarily by him or without cause by the Board. If employment is terminated by the Board without cause, Mr. McWilliams will receive twelve months base salary. Any and all stock options granted to Mr. McWilliams prior to termination that are scheduled to become vested within a 12 month period after termination will be accelerated to become vested as of the termination date. Mr. McWilliams shall have 90 days from termination to exercise any vested stock options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 26, 2007, the number and percentage of outstanding shares of our common stock owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (b) each of our directors; (c) the named executive officers as defined in Item 402 of Regulation S-B; and (d) all current directors and executive officers, as a group. As of March 26, 2007, there were 6,696,784 shares of common stock issued and outstanding.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address of Beneficial Owner (1)	Number of Shares Owned		Percentage of Class
Beneficial Owners of more than 5%:
SF Capital Partners Ltd. (2)	1,000,000	(3)	14.93%
Magnetar Capital Master Fund, Ltd (4)	669,115	(5)	9.99%
Austin W. Marxe and David M. Greenhouse (6)	1,512,927	(6)	21.02%
Albert and Margaret Alkek Foundation (7)	685,973	(8)	9.99%
Alkek & Williams Ventures Ltd. (9)	406,889	(10)	5.95%
DLD Family Investments, LLC (11)	361,111	(12)	5.29%

Officers and Directors:
Scott B. Seaman (9)	464,523	(13)	6.75%
David B. McWilliams	95,593	(14)	1.41%
Lynne Hohlfeld	7,500	(15)	*
Gregory H. Bailey	80,178	(16)	1.18%
David Hung	26,250	(17)	*
Michael Richman	26,250	(18)	*
All directors and executive officers as a group (6 persons)**	700,294	(19)	9.87%

______* Less than 1%

(1)	Unless otherwise indicated, the mailing address of the beneficial owner is c/o Opexa Therapeutics, Inc., 2635 N. Crescent Ridge Drive, The Woodlands, Texas 77381.

(2)
Michael A. Roth and Brian J. Stark exercise joint voting and dispositive power over all of the shares of common stock beneficially owned by SF Capital Partners Ltd., but Messrs Roth and Stark disclaim beneficial ownership of such shares. The information in this footnote is primarily based on a Schedule 13G filed with the SEC on April 17, 2006 and other information provided to us. The mailing address of SF Capital Partners Ltd. is c/o Stark Offshore Management, LLC, 3600 South Lake Drive, St. Francis, WI 53235.

(3)
Excludes 500,000 shares of Company common stock underlying the Warrant (“Warrant”) that SF Capital Partners Ltd. is contractually prohibited from exercising to the extent that it would beneficially own in excess of 9.999% of the total number of issued and outstanding shares of common stock after such exercise. “Warrant” refers, in each case to the Warrants dated April 11, 2006.

(4)
Magnetar Financial LLC is the investment advisor of Magnetar Capital Master Fund, Ltd. (“Magnetar”) and consequently has voting control and investment discretion over securities held by Magnetar.  Magnetar Financial LLC disclaims beneficial ownership of the shares held by Magnetar.  Alec Litowitz has voting control over Supernova Management LLC, which is the general partner of Magnetar Capital Partners LP, the sole managing member of Magnetar Financial LLC.  As a result, Mr. Litowitz may be considered the beneficial owner of any shares deemed to be beneficially owned by Magnetar Financial LLC.  Mr. Litowitz disclaims beneficial ownership of these shares. The mailing address of the beneficial owner is 1603 Orrington Ave., 13th Floor, Evanston, Illinois 60201.

(5)
Excludes 320,000 shares of Company common stock underlying a Warrant that Magnetar is contractually prohibited from exercising to the extent that it would beneficially own in excess of 9.999% of the total number of issued and outstanding shares of common stock after such exercise.

(6)
Consisting of: (i) 331,000 shares of common stock and 165,500 shares of common stock issuable upon the exercise of a Warrant held by Special Situations Fund III QP, L.P., (ii) 28,400 shares of common stock and 14,200 shares of common stock issuable upon the exercise of a Warrant held by Special Situations Fund III, L.P., (iii) 90,600 shares of common stock and 45,300 shares of common stock issuable upon the exercise of a Warrant held by Special Situations Cayman Fund, L.P., (iv) 400,000 shares of common stock and 200,000 shares of common stock issuable upon the exercise of a Warrant held by Special Situations Private Equity Fund, L.P., and (v) 150,000 shares of common stock and 75,000 shares of common stock issuable upon the exercise of a Warrant held by Special Situations Life Sciences Fund, L.P. MGP Advisors Limited (“MGP”) is the general partner of Special Situations Fund III, QP, L.P. and Special Situations Fund III, L.P. AWM Investment Company, Inc. (“AWM”) is the general partner of MGP and the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. MG Advisers, L.L.C. (“MG”) is the general partner of and investment adviser to the Special Situations Private Equity Fund, L.P. LS Advisers, LLC (“LS”) is the general partner and investment adviser to the Special Situations Life Sciences Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP, AWM, MG and LS. Through their control of MGP, AWM, MG and LS, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above. The information in this footnote is primarily based on a Form 4 filed with the SEC on December 28, 2006 and other information provided to us. The mailing address of Messrs. Marxe and Greenhouse is 527 Madison Avenue, Suite 2600, New York, New York 10022.

(7)
This information is based on the Schedule 13D filed with the SEC on April 24, 2006, as amended, by Albert and Margaret Alkek Foundation (the “Foundation”), Alkek & Williams Ventures, Ltd. (“Ventures”), Scott Seaman, DLD Family Investments, LLC, and the other reporting persons named therein the (“Foundation 13D”). The Foundation acts through an investment committee of its board of directors, which includes Mr. Daniel Arnold, Mr. Joe Bailey, Mr. Scott Seaman and Ms. Randa Duncan Williams. Mr. Seaman is the executive director of the Foundation and chairman of the investment committee. The investment committee has sole voting and investment power over all of the shares of common stock beneficially owned by the Foundation. However, pursuant to the Foundation 13D, neither the executive director nor any member of the investment committee may act individually to vote or sell shares of common stock held by the Foundation; therefore, the Foundation has concluded that no individual committee member is deemed to beneficially own, within the meaning of Rule 13d-3 of the Exchange Act, any shares of common stock held by the Foundation solely by virtue of the fact that he or she is a member of the investment committee. Additionally, pursuant to the Foundation 13D, the Foundation has concluded that because Mr. Seaman, in his capacity as executive director or chairman of the investment committee, cannot act in such capacity to vote or sell shares of common stock held by the Foundation without the approval of the investment committee, he is not deemed to beneficially own, within the meaning of Rule 13d-3 of the Exchange Act, any shares of common stock held by the Foundation by virtue of his position as executive director or chairman of the investment committee. The mailing address of the beneficial owner is 1221 McKinney #4525, Houston, Texas 77010.

(8)
Consisting of: (i) 22,222 shares of common stock underlying Series C Warrants exercisable at $30.00 per share and (ii) 147,084 shares of common stock underlying a Warrant. Excludes 102,916 shares of Company common stock underlying a Warrant that the Foundation is contractually prohibited from exercising to the extent that it would beneficially own in excess of 9.999% of the total number of issued and outstanding shares of common stock after such exercise.  Pursuant to the Foundation 13D, the Foundation and other reporting persons named therein may be deemed to constitute a group for purposes of Section 13(d) or Section 13(g) of the Exchange Act.   However, the Foundation, Ventures, Chaswil, Ltd., and Mr. Seaman expressly disclaim (i) that, for purposes of Section 13(d) or Section 13(g) of the Exchange Act, they are a member of a group with respect to securities of the Company held by DLD Family Investments, LLC, Mr. Arnold, Mr. Bailey or Ms. Williams and (ii) that they have agreed to act together with DLD Family Investments, LLC, Mr. Arnold, Mr. Bailey or Ms. Williams as a group other than as described in the Foundation 13D. Therefore, this does not include the following securities: (i) 233,334 shares of common stock held by DLD Family Investments, LLC; (ii) 17,778 shares of common stock underlying Series C warrants exercisable at $30.00 per share held by DLD Family Investments, LLC; (iii) 110,000 shares of common stock underlying a Warrant held by DLD Family Investments, LLC; (iv) 26,667 shares of common stock held by Mr. Arnold; (v) 8,889 shares of common stock underlying Series C warrants exercisable at $30.00 per share held by Mr. Arnold; (vi) 10,000 shares of common stock underlying a Warrant held by Mr. Arnold; (vii) 10,000 shares of common stock held by Mr. Bailey; (viii) 5,000 shares of common stock underlying a Warrant held by Mr. Bailey; (ix) 263,667 shares of common stock held by Ventures; (x) 18,223 shares of common stock underlying Series C warrants exercisable at $30.00 per share held by Ventures; (xi) 125,000 shares of common stock underlying a Warrant held by Ventures; (xii) 18,550 Series of common stock held by Mr. Seaman; (xiii) 5,334 shares of common stock underlying Series C warrants exercisable at $30.00 per share held by Mr. Seaman; and (xiv) 7,500 shares of common stock underlying a Warrant held by Mr. Seaman. The information in this footnote is primarily based on the Foundation 13D and other information provided to us.

(9)
Chaswil, Ltd. is the investment manager of Ventures and holds voting power and investment power with respect to Company securities held by Ventures pursuant to a written agreement. Scott B. Seaman is a principal of Chaswil, Ltd and has shared voting power and shared investment power over all of the shares of common stock beneficially owned by Ventures. The information in this footnote is primarily based on the Foundation 13D and other information provided to us. The mailing address of the beneficial owner is 1221 McKinney #4525, Houston, Texas 77010.

(10)
Consisting of: (i) 263,667 shares of common stock; (ii) 18,223 shares of common stock underlying Series C warrants exercisable at $30.00 per share and (iii) 125,000 shares of common stock underlying a Warrant.

(11)
Randa Duncan Williams is the principal of DLD Family Investments, LLC and she may be deemed to exercise voting and investment power with respect to such shares. The information in this footnote is primarily based on the Foundation 13D and other information provided to us. The mailing address of the beneficial owner is P.O. Box 4735, Houston, Texas 77210-4735.

(12)
Consisting of: (i) 233,334 shares of common stock held by DLD Family Investments, LLC; (ii) (ii) 17,778 shares of common stock underlying Series C warrants exercisable at $30.00 per share held by DLD Family Investments, LLC; and (iii) 110,000 shares of common stock underlying the Warrants held by DLD Family Investments, LLC. Ms. Williams is on the investment committee for the Foundation. Pursuant to the Foundation 13D, the Foundation has concluded that no individual committee member is deemed to beneficially own, within the meaning of Rule 13d-3 of the Exchange Act, any shares of common stock held by the Foundation solely by virtue of the fact that he or she is a member of the investment committee. The information in this footnote is primarily based on the Foundation 13D and other information provided to us. The mailing address of the beneficial owner is P.O. Box 4735, Houston, Texas 77210-4735.

(13)
Consisting of: (i) 26,250 shares underlying an option; (ii) 263,667 shares of common stock held by Ventures; (iii) 18,223 shares of common stock underlying Series C warrants exercisable at $30.00 per share held by Ventures; (iv) 125,000 shares of common stock underlying the Warrants held by Ventures; (v) 5,334 shares of common stock underlying Series C warrants exercisable at $30.00 per share; and (vi) 7,500 shares of common stock underlying the Warrants. (See footnote 8 for additional discussion of the information set forth in clauses (ii) through (iv) of the preceding sentence.) Pursuant to the Foundation 13D, this does not include the following shares which Mr. Seaman has determined he does not have beneficial ownership or disclaimed beneficial ownership: (i) 516,667 shares of common stock held by the Foundation; (ii) 22,223 shares of common stock underlying Series C warrants exercisable at $30.00 per share held by the Foundation; (iii) 250,000 shares of common stock underlying a Warrant held by the Foundation; and (iv) 1,500 shares of common stock that Mr. Seaman has agreed to transfer to his ex-wife pursuant to an Agreement Incident to Divorce dated April 4, 2006. (See footnote 7 for additional discussion of the information set forth in clauses (i) through (iii) of the preceding sentence.) The mailing address of the beneficial owner is 1221 McKinney #4545, Houston, Texas 77010.

(14)	Consisting of: (i) 82,000 shares of common stock underlying stock options and (ii) 6,968 shares of common stock underlying Series C warrants exercisable at $30.00 per share.

(15)	Consisting of 7,500 shares of common stock underlying options.

(16)
Consisting of: (i) 26,250 shares underlying stock options; (ii) a warrant to purchase 38,928 shares of common stock exercisable at $5.00 per share; (iii) 10,000 shares of common stock held by Palantir Group, Inc., an entity in which Dr. Bailey has investment and voting power; and (iv) 5,000 shares of common stock underlying a Warrant held by Palantir Group, Inc.

(17)	Consisting of 26,250 shares of common stock underlying options.

(18)	Consisting of 26,250 shares of common stock underlying stock options.

(19)
Consisting of: (a) the following held by Mr. Seaman or which Mr. Seaman may be deemed to have voting and investment power (i) 26,250 shares underlying an option; (ii) 263,667 shares of our common stock held by Ventures; (iii) 18,223 shares of our common stock underlying Series C warrants exercisable at $30.00 per share held by Ventures; (iv) 125,000 shares of our common stock underlying a Warrant held by Ventures; (v) 5,334 shares of our common stock underlying Series C warrants exercisable at $30.00 per share; and (vi) 7,500 shares of our common stock underlying a Warrant; (b) the following held by Mr. McWilliams (i)82,000 shares of common stock underlying stock options and (ii) 6,968 shares of our common stock underlying Series C warrants exercisable at $30.00 per share; (c) the following held by Dr. Bailey or which Dr. Bailey has voting and investment power; (i) 26,250 shares underlying stock options; (ii) 38,928 shares of common stock underlying a Warrant exercisable at $5.00 per share; (iii) 10,000 shares of common stock held by Palantir Group, Inc.; and (iv) 5,000 shares of commons underlying a Warrant held by Palantir Group, Inc.; (d) 26,250 shares underlying stock options held by Dr. Hung; and (e) 26,250 shares underlying stock options held by Mr. Richman.

SELLING STOCKHOLDERS

The common stock covered by this prospectus is to be offered for the account of the selling stockholders in the following table. The selling stockholders may from time to time sell or otherwise dispose of all, some or none of the shares of common stock covered hereby, or interests therein.

The following table, which we have prepared based on information provided to us by the applicable selling stockholder, sets forth the name, the number of shares of common stock beneficially owned by the selling stockholders and the number of shares of common stock that may be sold or otherwise disposed of by the selling stockholders under this prospectus. Unless set forth below, none of the selling stockholders selling in connection with the prospectus has held any position or office with, been employed by, or otherwise has had a material relationship with us or any of our affiliates during the three years prior to the date of the prospectus.

Name of Selling Stockholder	Footnote Numbers	Number of Shares of Common Stock Beneficially Owned (1)	Number of Shares of Common Stock Offered Hereunder	Number and % of Outstanding Shares of Common Stock Owned After Completion of Offering (2)
				Number	%

682501 Alberta Ltd.	3.	3,889	3,889	-	*
AFDSMSSAS, L.P.	4.	3,267	3,267	-	*
Albert and Margaret Alkek Foundation	5.	685,973	38,889	647,084	9.29%
Alkek & Williams Ventures	6.	406,889	31,889	375,000	5.50%
Alpine Atlantic Asset Management AG	7.	81,934	81,934	-	*
Anastasios & Tabitha Belesis	8.	187	187	-	*
Andrew B. & Shanna Sue Linbeck	9.	7,933	7,933	-	*
Anthony J. Spatacco, Jr.	10.	4,861	4,861	-	*
Anthony M. Sensoli	11.	16,621	16,621	-	*
Anthony M. Sensoli, IRA Charles Schwab & Co., Inc. Custodian	12.	2,946	2,946	-	*
Archie McK Malone	13.	8,793	8,793	-	*
Armand LaSorsa	14.	17	17	-	*
Arthur J. & Phyllis C. Goodwin 2001 Family Trust Dated 4-26-01	15.	1,964	1,964	-	*
Ball Family Trust dtd 03/08/96, Richard K. Ball & Polly Ball Co-TTEEs	16.	4	4	-	*
Beverly B. Arnold	17.	15,556	15,556	-	*
Beverly E. Wrubel	18.	1,957	1,957	-	*
Billie Willmon Jenkin	19.	3,982	3,982	-	*
Bobby D. Perry	20.	7,778	7,778	-	*
Bradley S. Stewart	21.	5,086	5,086	-	*
Brewer & Pritchard, PC	22.	31,361	31,361	-	*
Bruce C. Marek	23.	20,320	20,320	-	*
Bruno Nordberg	24.	3,897	3,897	-	*
Bruno or Joan A. Nordberg, JWROS	25.	4,888	4,888	-	*
C. William Rouse	26.	59,332	2,514	56,817	*
Cameron Living Trust Ltd 8/31/95	27.	1,955	1,955	-	*

Name of Selling Stockholder	Footnote Numbers	Number of Shares of Common Stock Beneficially Owned (1)	Number of Shares of Common Stock Offered Hereunder	Number and % of Outstanding Shares of Common Stock Owned After Completion of Offering (2)
				Number	%

Capital Growth Planning	28.	5	5	-	*
Carmelo Troccoli	29.	35	35	-	*
Centrum Bank AG	30.	19,489	19,489	-	*
Charles L. Bradley	31.	7,778	7,778	-	*
Cimarron Biomedical Equity Master Fund, L.P.	32.	38,889	38,889	-	*
Citigroup Global Markets Custodian FBO Mary Ann Wesner,2004 Roth IRA	33.	876	876	-	*
Citigroup Global Markets Custodian FBO Mary Ann Wesner,2005 Roth IRA	34.	478	478	-	*
Citigroup Global Markets Custodian FBO Terry Wesner, 2004 Roth IRA	35.	681	681	-	*
Citigroup Global Markets Custodian FBO Terry Wesner, 2005 Roth IRA	36.	876	876	-	*
CKW LLC	37.	3,889	3,889	-	*
Clariden Investments LTD	38.	10,160	10,160	-	*
Clemente Capital Management, LLC	39.	374	374	-	*
Crestview Capital Master, LLC	40.	116,667	116,667	-	*
Crutchfield Family 1976 Trust	41.	9,751	9,751	-	*
Dale W. Spradling	42.	33,314	20,314	13,000	*
Daniel L. Zimmerman	43.	4,896	4,896	-	*
David B. McWilliams	44.	95,593	13,393	82,200	*
David Carl Lustig, III	45.	3,111	3,111	-	*
David Livney	46.	2,333	2,333	-	*
David P. Haswell	47.	1,997	1,997	-	*
David R. & Alice M. Evers	48.	16	16	-	*
Davis Investments V LP	49.	167,522	138,603	28,919	*
Delaware Charter Guaranty & Trust fbo Andre Guay, IRA	50.	1,589	1,589	-	*
Delaware Charter Guaranty & Trust fbo Gisele Guay, IRA	51.	2,383	2,383	-	*
Delaware Charter Guaranty & Trust fbo Ronald Brangwyn, IRA	52.	2,004	2,004	-	*
Dietrich & Rosemarie Riemer	53.	4,667	4,667	-	*
DLD Family Investments, LLC	54.	361,111	31,111	330,000	4.85%
Donald G. Stewart	55.	19,014	19,014	-	*
Donald J. Zinda	56.	4	4	-	*
Donald M. Ureel Trust dtd 09/24/97; Donald M. Ureel, TTEE	57.	24	24	-	*
Donald Zinman	58.	21	21	-	*

Name of Selling Stockholder	Footnote Numbers	Number of Shares of Common Stock Beneficially Owned (1)	Number of Shares of Common Stock Offered Hereunder	Number and % of Outstanding Shares of Common Stock Owned After Completion of Offering (2)
				Number	%

Douglas Alan Jenkin	59.	7,831	7,831	-	*
Douglas J. Cook & Christine Cook	60.	4	4	-	*
Douglas Miller	61.	655	655	-	*
E. Elaine Schuster	62.	3,918	3,918	-	*
E55 LP	63.	3,889	3,889	-	*
Edward W. Gray and Sharon H. Gray	64.	1,951	1,951	-	*
Elizabeth J. Hanson	65.	4,667	4,667	-	*
Elizabeth J. Hanson, IRA	66.	1,960	1,960	-	*
Enable Growth Partners LP	67.	124,011	124,011	-	*
Enable Opportunity Partners LP	68.	14,000	14,000	-	*
Ervin Living Trust	69.	3,991	3,991	-	*
Ervin Living Trust Dtd.7/6/95, Robert D. Ervin & Rita Y. Ervin Co-TTEES	70.	3,889	3,889	-	*
First Trust Corporation TTEE FBO: Lynn C. Kalcic	71.	939	939	-	*
First Trust Corporation TTEE FBO: Mary A. Kalcic	72.	2,582	2,582	-	*
Frank M. Mandola	73.	8,128	8,128	-	*
Fred S. Harper	74.	10,733	10,733	-	*
Gary Hanson & Elizabeth Hanson	75.	2,089	2,089	-	*
Gemini Master Fund, Ltd.	76.	19,585	19,585	-	*
Geoffrey Kopecky	77.	56	56	-	*
George E. Liberato	78.	4,064	4,064	-	*
George Jarkesy, Jr.		121,250	121,250	-	*
George and Linda Boston	79.	770	770	-	*
Gerald L. King & Sherry J. King	80.	4	4	-	*
Gerald W. Brown	81.	4	4	-	*
Greeley Orthodontic Center, P.C. Profit Sharing Trust fbo Gary J. Kloberdanz	82.	18	18	-
Gregg Lerman	83.	374	374	-	*
H. Michael Lambert	84.	24,590	20,090	4,500	*
Harold E. Tellefsen Trust	85.	5,454	5,454	-	*
Harry Groszecki	86.	7,000	7,000	-	*
HRBFA Custo. of the IRA FBO Mary Ann Sharrow	87.	7,074	7,074	-	*
HRBFA Custo. of the IRA FBO Paul G. Sharrow	88.	6,681	6,681	-	*
I. Dwyane Davis	89.	7,785	7,785	-	*
Insiders Trend Fund LP	90.	8,535	8,535	-	*
J. Roy Jones & James M. Jones, Charitable Remainder Unitrust	91.	4	4	-	*

Name of Selling Stockholder	Footnote Numbers	Number of Shares of Common Stock Beneficially Owned (1)	Number of Shares of Common Stock Offered Hereunder	Number and % of Outstanding Shares of Common Stock Owned After Completion of Offering (2)
				Number	%

Jack Dulworth	92.	7,778	7,778	-	*
Jack M. Franks Revocable Trust dtd 06/25/91; Jack M. Franks, TTEE)	93.	11	11	-	*
James A. Boston	94.	2,466	2,466	-	*
James E. Striedel	95.	10,099	10,099	-	*
James G. Geistfeld Living Trust	96.	1,958	1,958	-	*
Jarkesy Foundation, Inc.	97.	40,876	40,876	-	*
Jaye S. Venuti, D.D.S. Retirement Plan Trust; Jaye S. Venuti & Michael Yokoyama, TTEES	98.	14	14	-	*
Jerome T. Usalis	99.	56,673	56,673	-	*
Jerry Sexton	100.	395	395	-	*
Jessica Spradling	101.	23,333	23,333	-	*
Jimmy C. Williams	102.	45,911	5,121	40,790	*
John C. Bult, TTEE	103.	4	4	-	*
John G. Ariko, Jr.	104.	35	35	-	*
John H. Crutchfield	105.	19,508	19,508	-	*
John Parmigiani	106.	187	187	-	*
John T. Borgese	107.	9,285	9,285	-	*
Jonathan Rich	108.	34	34	-	*
Joseph D. Mandola	109.	16,081	16,081	-	*
Joseph L. Draskovich	110.	1,996	1,996	-	*
Joyce E. Burris	111.	2,001	2,001	-	*
JSM Capital Holdings Corp.	112.	123	123	-	*
Kalcic Exemption Trust	113.	1,999	1,999	-	*
Kenneth & Jill Flint, TTEES – The Kenneth W. Flint Family Protection Tr.	114.	7	7	-	*
Kenneth O. Stahl/Frederick R. Stahl, Jr. (POA)	115.	2	2	-	*
Kirk Folkerts	116.	19,362	14,046	5,317	*
Lakeview Direct Investments, LP	117.	15,556	15,556	-	*
Larry R. Cramer	118.	34	34	-	*
Lawrence S. Yunker	119.	1,167	1,167	-	*
LB (Swiss) Private Bank LTD	120.	5,078	5,078	-	*
Linda M. Barone/Larry R. Zilli	121.	4,898	4,898	-	*
Liparus, LLC	122.	1,956	1,956	-	*
Lippert Heilshorn & Associates Inc.	123.	3,101	3,101	-	*
Lone Star No. 1, Ltd	124.	7,933	7,933	-	*
Lorie Cook	125.	262	262	-	*
Louis R. Reif	126.	7,250	4,990	2,260	*
Lynn Rach	127.	8	8	-	*

Name of Selling Stockholder	Footnote Numbers	Number of Shares of Common Stock Beneficially Owned (1)	Number of Shares of Common Stock Offered Hereunder	Number and % of Outstanding Shares of Common Stock Owned After Completion of Offering (2)
				Number	%

Marcus F. Wray	128.	3,889	3,889	-	*
Mark A. Stewart	129.	23,267	17,951	5,317	*
Mark S. Boland	130.	7,857	7,857	-	*
Mark Stutzman	131.	535	535	-	*
Mary A. Kalcic Irrevocable Trust dtd 11/11/87 – Paul Kalcic, TTEE	132.	4	4	-	*
Michael and Kristine Marrale	133.	4,667	4,667	-	*
Michael Hamblett	134.	9,751	9,751	-	*
Michael K. Boudreaux	135.	1,955	1,955	-	*
Michael C. Neumann	136.	1,978	1,978	-	*
Millard B. Ryland, IRA	137.	5,444	5,444	-	*
Mitchell Sassower	138.	2,333	2,333	-	*
Monarch Capital Group, LLC	139.	85	85	-	*
Nancy A. Korpi	140.	21	21	-	*
Nancy R. Greer Linn	141.	3,889	3,889	-	*
Nelson Wooster Living Trust; Nelson Wooster, TTEE	142.	2	2	-	*
NFS LLC/FMTC FBO Richard E Crawford	143.	9,792	9,792	-	*
Nick Lippuner & Marianne Lippuner	144.	5,895	5,895	-	*
Norman R. Morris Living Trust	145.	3,889	3,889	-	*
Oxnard Camarillo Anesthesiologist Group MPP; Vance L. Kalcic TTEE	146.	18	18	-	*
Pamela Dru Sutton	147.	4,888	4,888	-	*
Panacea Fund, LLC	148.	38,967	38,967	-	*
Pankaj A. Patel	149.	19,534	19,534	-	*
Parsifal Investments, L.P.	150.	8,167	8,167	-	*
Patrick Linbeck	151.	7,861	2,861	5,000	*
Paul G. Sharrow	152.	1,958	1,958	-	*
Paul Masters, IRA	153.	9,725	9,725	-	*
Pershing LLC as Custodian FBO Kinnary Patel Rollover IRA	154.	7,778	7,778	-	*
Pershing LLC as Custodian FBO Kinnary Patel Roth IRA	155.	7,778	7,778	-	*
Peter Bischofberger	156.	5	5	-	*
Pinnacle Trust Co., LTA	157.	38,889	38,889	-	*
Plum Glen Partners, L.P.; Jerry Mendelson General Partner	158.	18	18	-	*
Provident Premier Master Fund, Ltd	159.	39,067	39,067	-	*
Ratcliff Investments; Attn: Robert Ratcliff	160.	18	18	-	*

Name of Selling Stockholder	Footnote Numbers	Number of Shares of Common Stock Beneficially Owned (1)	Number of Shares of Common Stock Offered Hereunder	Number and % of Outstanding Shares of Common Stock Owned After Completion of Offering (2)
				Number	%

Renaissance Interests, L.P.	161.	31,333	16,333	15,000	*
Richard N. Ernst	162.	19,585	19,585	-	*
Richard T. Jeleniewski	163.	4,906	4,906	-	*
Robert F. Donathan	164.	19,508	19,508	-	*
Robert H. & Joy D. Caldwell, TTEES – Caldwell Family Trust – U/A dated 7/22/85	165.	2	2	-	*
Roland Hartman	166.	29,796	9,796	20,000	*
Ronald Brangwyn	167.	3,889	3,889	-	*
Rudy Aguirre and Therese Mosqueda Ponce	168.	2,004	2,004	-	*
S. Edmund Resciniti	169.	7,778	7,778	-	*
SAA Trust	170.	3,897	3,897	-	*
SAA Trust, Paul & MaryAnn Mallis TTEES	171.	2,934	2,934	-	*
Salient Partners	172.	8,792	8,792	-	*
Sam Buck	173.	4,667	4,667	-	*
Sanders Morris Harris	174.	49,348	49,348	-	*
Sandra L. Livney	175.	5,875	2,333	3,542	*
Schroder & Co Bank AG	176.	79,533	34,533	45,000	*
Scott B. Seaman	177.	464,523	8,883	456,797	6.67%
Scott Shapiro	178.	374	374	-	*
Shantilal C. Patidar	179.	13,411	8,911	4,500	*
SIBEX Capital Fund, Inc.	180.	46,667	46,667	-	*
SMI Re Limited	181.	242,305	222,305	20,000	*
Snehal Patel	182.	37,622	32,232	5,390	*
Snehal S Patel & Kinnary Patel, Jt. Tenants in Common	183.	180,080	64,580	115,500	1.71%
Stahl Family Revocable Living Trust dated 8-23-01	184.	1,996	1,996	-	*
Starboard Capital Markets	185.	100	100	-	*
Stephen Cox	186.	272	272	-	*
Sterling Trust Co fbo Carol A. Wynn	187.	3,889	3,889	-	*
Sterling Trust Company, Custodian fbo Harold E. Tellefsen	188.	3,622	3,622	-	*
Steven Sack	189.	4,667	4,667	-	*
Stone & Sutton, P.A. P/S Trust Pam Sutton, Trustee	190.	1,957	1,957	-	*
Suzette Brown Special Needs Trust – Melodie Z. Scott, Trustee	191.	5	5	-	*
Sylvan Associates; Paul A. Kalcic Managing Partner	192.	4	4	-	*
T. William Merrill	193.	7,778	7,778	-	*
TCMP3 Partners, L.P.	194.	19,578	19,578	-	*

Name of Selling Stockholder	Footnote Numbers	Number of Shares of Common Stock Beneficially Owned (1)	Number of Shares of Common Stock Offered Hereunder	Number and % of Outstanding Shares of Common Stock Owned After Completion of Offering (2)
				Number	%

Terry H. Wesner	195.	33,958	20,301	13,657	*
Terry Wesner & MaryAnn Wesner	196.	10,045	10,045	-	*
The Barr Asset Family Lt. Partnership, Warren Barr, General Partner	197.	4	4	-	*
The G. W. Sleezer Revocable Trust dtd 12/04/89	198.	31	31	-	*
The Hazen A. Sandwick & Josephine Sandwick Revocable Living Trust	199.	7	7	-	*
Thomas K. Benedict & Liesbeth L. Benedict	200.	20	20	-	*
Thomas S. Brower	201.	2	2	-	*
Thomas Suppanz	202.	350	350	-	*
Thomas Thompson	203.	463	463	-	*
Timothy L. Brawner	204.	1,958	1,958	-	*
Todd R. Allen	205.	5,855	5,855	-	*
Tom Tice	206.	262	262	-	*
Trappe & Dusseault P.A. Profit Sharing Plan Trust 59-2351454; Owen S. Trappe & Brian Dusseault, TTEES	207.	18	18	-	*
Trevor J. Brown, Inc. DB Pension Plan, Trevor J. Brown &/or Annette Kowalaski, TTEES	208.	16	16	-	*
University of Chicago		55,040	55,040	-	*
vFinance Managed by Jonathan C. Rich	209.	860	860	-	*
Walter Miller	210.	682	682	-	*
Walter W. Pollack, Jr.	211.	23,333	23,333	-	*
Yellowstone Equity Partners, Ltd.	212.	15,167	15,167	-	*

FOOTNOTES:

1.
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of June 19, 2006 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

2.	Percentage is based on 6,696,784 shares of common stock outstanding.

3.	Includes 2,223 shares of common stock underlying warrants

4.	Includes 1,867 shares of common stock underlying warrants. Saleh M Shenaq exercises voting and dispositive power over all of the shares beneficially owned by AFDSMSSAS.

5.
Number of shares of common stock beneficially owned and number of shares of common stock offered includes 22,222 shares of common stock underlying warrants. Albert & Margaret Alkek Foundation is a private investment fund. Scott Seaman exercises voting and dispositive power over all of the shares beneficially owned by Albert & Margaret Alkek Foundation. Number of shares beneficially owned includes 135,000 shares of common stock underlying warrants related to a financing completed April 13, 2006.

6.
Number of shares of common stock beneficially owned and number of shares of common stock offered includes 18,223 shares of common stock underlying warrants. Alkek & Williams Ventures is a private investment fund. Scott Seaman exercises voting and dispositive power over all of the shares beneficially owned by Alkek & Williams Ventures. Number of shares beneficially owned includes 125,000 shares of common stock underlying warrants related to a financing completed April 13, 2006.

7.
Includes 39,620 shares of common stock underlying warrants. Alpine Atlantic Asset Management AG is a private investment fund. Willy Betschart exercises voting and dispositive power over all of the shares beneficially owned Alpine, a Zurich based private investment fund.

8.	Includes 187 shares of common stock underlying warrants. Anastasios and Tabitha Belesis are financial consultants and acquired these securities in connection with our June/July 2005 offering.

9.	Includes 4,534 shares of common stock underlying warrants.

10.	Includes 2,350 shares of common stock underlying warrants.

11.	Includes 8,041 shares of common stock underlying warrants.

12.
Includes 1,427 shares of common stock underlying warrants. Anthony M. Sensoli exercises voting and dispositive power over all of the shares beneficially owned by Anthony M. Sensoli, IRA Charles Schwab & Co., Inc. Custodian.

13.	Includes 4,596 shares of common stock underlying warrants.

14.	Includes 17 shares of common stock underlying warrants.

15.
Includes 951 shares of common stock underlying warrants. Arthur J. Goodwin exercises voting and dispositive power over all of the shares beneficially owned by Arthur J. & Phyllis C. Goodwin 2001 Family Trust Dated 4-26-01.

16.	Includes 4 shares of common stock underlying warrants.

17.	Includes 8,890 shares of common stock underlying warrants.

18.	Includes 947 shares of common stock underlying warrants.

19.	Includes 1,933 shares of common stock underlying warrants.

20.	Includes 4,445 shares of common stock underlying warrants.

21.	Includes 2,478 shares of common stock underlying warrants.

22.
Includes 1,778 shares of common stock underlying warrants. Brewer and Pritchard, PC is a professional corporation. Thomas Pritchard exercises voting and dispositive power over all of the shares beneficially owned by Brewer and Pritchard PC.

23.	Includes 9,898 shares of common stock underlying warrants.

24.	Includes 2,227 shares of common stock underlying warrants.

25.	Includes 2,365 shares of common stock underlying warrants.

26.
Number of shares of common stock beneficially owned and number of shares of common stock offered includes 1,223 shares of common stock underlying warrants. Number of shares beneficially owned includes 31,667 options that are vested that are vested with an exercise price of $5.00 per share and 10,000 options that are vested with an exercise price of $30.00 per share.

27.	Includes 946 shares of common stock underlying warrants. Mr. George R. Cameron exercises voting and dispositive power over all of the shares beneficially owned by Cameron Living Trust.

28.	Includes 5 shares of common stock underlying warrants.

29.	Includes 35 shares of common stock underlying warrants. Carmelo Troccoli is a financial consultant and acquired these securities in connection with our June/July 2005 offering.

30.	Includes 9,423 shares of common stock underlying warrants. William Pinamonti exercises voting and dispositive power over all of the shares beneficially owned by Centrum Bank AG.

31.	Includes 4,445 shares of common stock underlying warrants.

32.
Includes 22,223 shares of common stock underlying warrants. Cimarron Biomedical Equity Master Fund is an investment fund. J. H. Cullum Clark has the power to vote and dispose of PharmaFrontiers Common Stock owned by Cimarron Biomedical Equity Master Fund.

33.	Includes 424 shares of common stock underlying warrants. Mary Ann Wesner exercises voting and dispositive power over all of the shares beneficially owned by Mary Ann Wesner, 2004 Roth IRA.

34.	Includes 231 shares of common stock underlying warrants. Mary Ann Wesner exercises voting and dispositive power over all of the shares beneficially owned by Mary Ann Wesner, 2005 Roth IRA.

35.	Includes 330 shares of common stock underlying warrants. Terry Wesner exercises voting and dispositive power over all of the shares beneficially owned by Terry Wesner, 2004 Roth IRA.

36.	Includes 423 shares of common stock underlying warrants. Terry Wesner exercises voting and dispositive power over all of the shares beneficially owned by Terry Wesner, 2005 Roth IRA.

37.
Includes 2,223 shares of common stock underlying warrants. CKW LLC is a private investment fund. David J Kowalick exercises voting and dispositive power over all of the shares beneficially owned by CKW LLC.

38.
Includes 4,949 shares of common stock underlying warrants. Clariden Investments LTD. Is a private investment fund. Ricc-Lee Ingram exercises voting and dispositive power over all of the shares beneficially owned by Clariden Investments LTD.

39.
Includes 374 shares of common stock underlying warrants. Clemente Capital Management, LLC is an investment firm that acquired these securities for underwriting activities. Guy Clemente has the power to vote and dispose of PharmaFrontiers Common Stock owned by Clemente Capital Management, LLC.

40.
Includes 66,667 shares of common stock underlying warrants. Crestview Capital Master, LLC is a private investment fund. Daniel I. Warsh exercises voting and dispositive power over all of the shares beneficially owned by Crestview Capital Master, LLC.

41.	Includes 4,715 shares of common stock underlying warrants. John Crutchfield exercises voting and dispositive power over all of the shares beneficially owned by Crutchfield Family 1976 Trust

42.	Includes 9,894 shares of common stock underlying warrants.

43.	Includes 2,370 shares of common stock underlying warrants.

44.
Number of shares of common stock beneficially owned and number of shares of common stock offered includes 6,967 shares of common stock underlying warrants. Number of shares beneficially owned includes 42,000 options that are vested with an exercise price of $30.00 and 40,000 options that are vested with an exercise price of $5.00 per share..

45.	Includes 1,778 shares of common stock underlying warrants.

46.	Includes 1,334 shares of common stock underlying warrants.

47.	Includes 970 shares of common stock underlying warrants.

48.	Includes 16 shares of common stock underlying warrants.

49.
Number of shares of common stock beneficially owned and number of shares of common stock offered includes 70,631 shares of common stock underlying warrants. Davis Investments V, LP is a private investment fund. Christopher Davis exercises voting and dispositive power over all of the shares beneficially owned by Davis Investments V, LP. Number of shares beneficially owned includes 7,500 shares of common stock underlying warrants related to a financing completed April 13, 2006.

50.	Includes 771 shares of common stock underlying warrants. Andre Guay exercises voting and dispositive power over all of the shares beneficially owned by Andre Guay, IRA.

51.	Includes 1,156 shares of common stock underlying warrants. Gisele Guay exercises voting and dispositive power over all of the shares beneficially owned by Gisele Guay, IRA.

52.	Includes 974 shares of common stock underlying warrants. Ronald Brangwyn exercises voting and dispositive power over all of the shares beneficially owned by Ronald Brangwyn, IRA.

53.	Includes 2,667 shares of common stock underlying warrants.

54.
Number of shares of common stock beneficially owned and number of shares of common stock offered includes 17,780 shares of common stock underlying warrants. Laura Liang exercises voting and dispositive power over all of the shares beneficially owned by DLD Family Investments, LLC. Number of shares beneficially owned includes 110,000 shares of common stock underlying warrants related to a financing completed April 13, 2006.

55.	Includes 9,580 shares of common stock underlying warrants.

56.	Includes 4 shares of common stock underlying warrants.

57.	Includes 24 shares of common stock underlying warrants.

58.	Includes 21 shares of common stock underlying warrants.

59.	Includes 3,790 shares of common stock underlying warrants.

60.	Includes 4 shares of common stock underlying warrants.

61.	Includes 655 shares of common stock underlying warrants.

62.	Includes 1,867 shares of common stock underlying warrants.

63.	Includes 2,223 shares of common stock underlying warrants. Fanny Chan exercises voting and dispositive power over all of the shares beneficially owned by E55LP.

64.	Includes 944 shares of common stock underlying warrants.

65.	Includes 2,667 shares of common stock underlying warrants.

66.	Includes 949 shares of common stock underlying warrants. Elizabeth J. Hanson exercises voting and dispositive power over all of the shares beneficially owned by Elizabeth J. Hanson, IRA.

67.
Includes 65,721 shares of common stock underlying warrants. Enable Growth Partners LP is a private investment fund. Brendan O’Neil exercises voting and dispositive power over all of the shares beneficially owned by Enable Growth Partners LP.

68.
Includes 8,000 shares of common stock underlying warrants. Enable Opportunity Partners LP is a private investment fund. Brendan O’Neil exercises voting and dispositive power over all of the shares beneficially owned by Enable Opportunity Partners LP.

69.	Includes 1,938 shares of common stock underlying warrants. Robert D. Ervin exercises voting and dispositive power over all of the shares beneficially owned by Ervin Living Trust.

70.
Includes 2,223 shares of common stock underlying warrants. Robert D. Ervin & Rita Y. Ervin Co-TTEES exercise voting and dispositive power over all of the shares beneficially owned by Ervin Living Trust Dated 7/6/95.

71.
Includes 455 shares of common stock underlying warrants. Lynn C. Kalcic exercises voting and dispositive power over all of the shares beneficially owned by First Trust Corporation TTEE FBO: Lynn C. Kalcic.

72.
Includes 1,251 shares of common stock underlying warrants. Mary A. Kalcic exercises voting and dispositive power over all of the shares beneficially owned by First Trust Corporation TTEE FBO: Mary A. Kalcic.

73.	Includes 3,959 shares of common stock underlying warrants.

74.	Includes 5,533 shares of common stock underlying warrants.

75.	Includes 1,080 shares of common stock underlying warrants.

76.
Includes 9,477 shares of common stock underlying warrants. Gemini Master Fund, Ltd. is a private investment fund. Steven Winters exercises voting and dispositive power over all of the shares beneficially owned by Gemini Master Fund, Ltd.

77.	Includes 56 shares of common stock underlying warrants.

78.	Includes 1,980 shares of common stock underlying warrants.

79.	Includes 440 shares of common stock underlying warrants.

80.	Includes 4 shares of common stock underlying warrants.

81.	Includes 4 shares of common stock underlying warrants.

82.	Includes 18 shares of common stock underlying warrants.

83.	Includes 374 shares of common stock underlying warrants. Gregg Lerman is a financial consultant and acquired these securities in connection with our June/July 2005 offering.

84.	Includes 9,766 shares of common stock underlying warrants.

85.	Includes 2,980 shares of common stock underlying warrants. Harold E. Tellefsen exercises voting and dispositive power over all of the shares beneficially owned by Harold E. Tellefsen Trust.

86.	Includes 4,000 shares of common stock underlying warrants.

87.
Includes 3,425 shares of common stock underlying warrants. Mary Ann Sharrow exercises voting and dispositive power over all of the shares beneficially owned by HRBFA Custodian of the IRA FBO Mary Ann Sharrow.

88.
Includes 3,235 shares of common stock underlying warrants. Paul G. Sharrow exercises voting and dispositive power over all of the shares beneficially owned by HRBFA Custodian of the IRA FBO Paul G. Sharrow.

89.	Includes 4,106 shares of common stock underlying warrants.

90.
Includes 4,149 shares of common stock underlying warrants. Insiders Trend Fund LP is a private investment fund. Anthony Marchese exercises voting and dispositive power over all of the shares beneficially owned by Insiders Trend Fund LP.

91.	Includes 4 shares of common stock underlying warrants.

92.	Includes 4,445 shares of common stock underlying warrants.

93.	Includes 11 shares of common stock underlying warrants.

94.	Includes 2,063 shares of common stock underlying warrants.

95.	Includes 4,914 shares of common stock underlying warrants.

96.	Includes 948 shares of common stock underlying warrants. James G. Geistfeld exercises voting and dispositive power over all of the shares beneficially owned by James G. Geistfeld Living Trust.

97.	Includes 21,301 shares of common stock underlying warrants. George Jarkesy Jr. exercises voting and dispositive power over all of the shares beneficially owned by Jarkesy Foundation.

98.	Includes 14 shares of common stock underlying warrants.

99.	Includes 32,128 shares of common stock underlying warrants.

100.	Includes 395 shares of common stock underlying warrants.

101.	Includes 13,334 shares of common stock underlying warrants.

102.
Number of shares of common stock beneficially owned and number of shares of common stock offered includes 2,755 shares of common stock underlying warrants. Number of shares beneficially owned includes 8,334 options that are vested with an exercise price of $30.00 and 3,125 options that are vested with an exercise price of $7.00.

103.	Includes 4 shares of common stock underlying warrants.

104.	Includes 35 shares of common stock underlying warrants.

105.	Includes 9,433 shares of common stock underlying warrants.

106.	Includes 187 shares of common stock underlying warrants. John Parmigiani is a financial consultant and acquired these securities in connection with our June/July 2005 offering.

107.	Includes 4,963 shares of common stock underlying warrants.

108.	Includes 34 shares of common stock underlying warrants. Jonathan Rich is a financial consultant and acquired these securities in connection with our June/July 2005 offering.

109.	Includes 8,161 shares of common stock underlying warrants.

110.	Includes 969 shares of common stock underlying warrants.

111.	Includes 972 shares of common stock underlying warrants.

112.	Includes 123 shares of common stock underlying warrants. JSM Capital Holdings Corp. is a financial consultant and acquired these securities in connection with our June/July 2005 offering.

113.	Includes 972 shares of common stock underlying warrants. Paul A Kalic exercises voting and dispositive power over all of the shares beneficially owned by Kalic Exemption Trust.

114.	Includes 7 shares of common stock underlying warrants.

115.	Includes 2 shares of common stock underlying warrants.

116.	Includes 7,169 shares of common stock underlying warrants.

117.	Includes 8,889 shares of common stock underlying warrants. Thomas Elden exercises voting and dispositive power over all of the shares beneficially owned by Lakeview Direct Investments, LP.

118.	Includes 34 shares of common stock underlying warrants.

119.	Includes 564 shares of common stock underlying warrants.

120.	Includes 2,474 shares of common stock underlying warrants. Olaf Herr exercises voting and dispositive power over all of the shares beneficially owned by LB (Swiss) Private Bank LTD.

121.	Includes 2,371 shares of common stock underlying warrants.

122.	Includes 947shares of common stock underlying warrants. Gregory Mallis exercises voting and dispositive power over all of the shares beneficially owned by Liparus, LLC.

123.	Includes 1,772 shares underlying warrants. Keith L. Lippert has the power to vote and dispose of the shares owned by Lippert Heilshorn & Associates, Inc.

124.	Includes 4,534 shares of common stock underlying warrants. James H. Glanville exercises voting and dispositive power over all of the shares beneficially owned by Lone Star No. 1, Ltd

125.	Includes 262 shares of common stock underlying warrants.

126.	Includes 2,424 shares of common stock underlying warrants.

127.	Includes 8 shares of common stock underlying warrants.

128.	Includes 2,223 shares of common stock underlying warrants.

129.	Includes 9,401 shares of common stock underlying warrants.

130.	Includes 4,147 shares of common stock underlying warrants.

131.	Includes 536 shares of common stock underlying warrants.

132.	Includes 4 shares of common stock underlying warrants.

133.	Includes 2,667 shares of common stock underlying warrants.

134.	Includes 4,715 shares of common stock underlying warrants.

135.	Includes 946 shares of common stock underlying warrants.

136.	Includes 959 shares of common stock underlying warrants.

137.	Includes 3,111 shares of common stock underlying warrants. Millard B. Ryland exercises voting and dispositive power over all of the shares beneficially owned by Millard B. Ryland IRA.

138.	Includes 1,333 shares of common stock underlying warrants.

139.
Includes 85 shares of common stock underlying warrants. Monarch Capital Group, LLC is an investment firm that acquired these securities for underwriting activities. Anthony Marchese has the power to vote and dispose of PharmaFrontiers Common Stock owned by Monarch Capital Group, LLC.

140.	Includes 21 shares of common stock underlying warrants.

141.	Includes 1,880 shares of common stock underlying warrants.

142.	Includes 2 shares of common stock underlying warrants.

143.	Includes 4,739 shares of common stock underlying warrants. Richard E. Crawford exercises voting and dispositive power over all of the shares beneficially owned by NFS LLC/FMTC FBO Richard E. Crawford.

144.	Includes 3,198 shares of common stock underlying warrants.

145.	Includes 2,223 shares of common stock underlying warrants. Norman R. Morris exercises voting and dispositive power over all of the shares beneficially owned by Norman R. Morris Living Trust.

146.	Includes 18 shares of common stock underlying warrants.

147.	Includes 2,367 shares of common stock underlying warrants.

148.
Includes 22,267 shares of common stock underlying warrants. Panacea Fund, LLC is a private investment fund. Charles Polsky exercises voting and dispositive power over all of the shares beneficially owned by Panacea Fund, LLC.

149.	Includes 9,448 shares of common stock underlying warrants.

150.
Includes 4,667 shares of common stock underlying warrants. Parsifal Investments, L.P. is a private investment fund. Alfred L. Deaton III exercises voting and dispositive power over all of the shares beneficially owned by Parsifal Investments, L.P.

151.	Includes 2,861 shares of common stock underlying warrants. Patrick Linbeck is a financial consultant and acquired these securities in connection with our June/July 2005 offering.

152.	Includes 948 shares of common stock underlying warrants.

153.	Includes 4,701 shares of common stock underlying warrants. Paul Masters exercises voting and dispositive power over all of the shares beneficially owned by Paul Masters IRA.

154.	Includes 3,759 shares of common stock underlying warrants. Kinnary Patel exercises voting and dispositive power over all of the shares beneficially owned by Kinnary Patel Rollover IRA.

155.	Includes 3,759 shares of common stock underlying warrants. Kinnary Patel exercises voting and dispositive power over all of the shares beneficially owned by Kinnary Patel Roth IRA.

156.	Includes 5 shares of common stock underlying warrants.

157.
Includes 22,223 shares of common stock underlying warrants. Pinnacle Trust Co., LTA is a private investment fund that acquired these securities for underwriting activities. Andrew Linbeck has the power to vote and dispose of PharmaFrontiers Common Stock owned by Pinnacle Trust Co., LTA.

158.	Includes 18 shares of common stock underlying warrants.

159.
Includes 18,896 shares of common stock underlying warrants. Provident Premier Master Fund, Ltd. is a private investment fund. Steven Winters exercises voting and dispositive power over all of the shares beneficially owned by Provident Premier Master Fund, Ltd.

160.	Includes 18 shares of common stock underlying warrants.

161.
Number of shares of common stock beneficially owned and number of shares of common stock offered includes 9,333 shares of common stock underlying warrants. Renaissance Interests, L.P. is a private investment fund. Bradley C. Karp exercises voting and dispositive power over all of the shares beneficially owned by Renaissance Interests, L.P. Number of shares beneficially owned includes 5,000 shares of common stock underlying warrants related to a financing completed April 13, 2006.

162.	Includes 9,477 shares of common stock underlying warrants.

163.	Includes 2,375 shares of common stock underlying warrants.

164.	Includes 9,434 shares of common stock underlying warrants.

165.	Includes 2 shares of common stock underlying warrants.

166.	Includes 4,741 shares of common stock underlying warrants.

167.	Includes 2,223 shares of common stock underlying warrants.

168.	Includes 974 shares of common stock underlying warrants.

169.	Includes 4,445 shares of common stock underlying warrants.

170.	Includes 2,227 shares of common stock underlying warrants. Paul and Mary Ann Mallis TTEES exercise voting and dispositive power over all of the shares beneficially owned by SAA Trust.

171.
Includes 1,420 shares of common stock underlying warrants. Paul and Mary Ann Mallis TTEES exercise voting and dispositive power over all of the shares beneficially owned by SAA Trust Paul and Mary Ann Mallis TTEES.

172.
Includes 8,792 shares of common stock underlying warrants. Salient Partners is an investment firm that acquired these securities for underwriting activities. Andrew Linbeck has the power to vote and dispose of PharmaFrontiers Common Stock owned by Salient Partners.

173.	Includes 2,667 shares of common stock underlying warrants.

174.
Includes 15,499 shares of common stock underlying warrants. Sanders Morris Harris is an investment firm that acquired these securities for underwriting activities. Ben Morris has the power to vote and dispose of PharmaFrontiers Common Stock owned by Sanders Morris Harris.

175.
Number of shares of common stock beneficially owned and number of shares of common stock offered includes 1,333 shares of common stock underlying warrants. Number of shares beneficially owned includes 2,667 options that are vested with an exercise price of $30.00 and 875 options that are vested with an exercise price of $7.00.

176.
Number of shares of common stock beneficially owned and number of shares of common stock offered Includes 16,819 shares of common stock underlying warrants. Number of shares beneficially owned includes 15,000 shares of common stock underlying warrants related to a financing completed April 13, 2006.Markus Keller exercises voting and dispositive power over all of the shares beneficially owned by Schroder & Co Bank AG.

177.
Number of shares of common stock offered includes 8,234 shares of common stock underlying warrants. Number of shares beneficially owned includes: (i) 26,250 shares underlying an option; (ii) 263,667 shares of common stock held by Ventures; (iii) 18,223 shares of common stock underlying series C warrants exercisable at $30.00 per share held by Ventures; (iv) 125,000 shares of common stock underlying the April 2006 warrants held by Ventures; (v) 5,334 shares of common stock underlying series C warrants exercisable at $30.00 per share; and (vi) 7,500 shares of common stock underlying the April 2006 warrants.

178.	Includes 374 shares of common stock underlying warrants. Scott Shapiro is a financial consultant and acquired these securities in connection with our June/July 2005 offering.

179.	Includes 4,664 shares of common stock underlying warrants.

180.
Includes 26,667 shares of common stock underlying warrants. SIBEX Capital Fund, Inc. is a private investment fund. Oleg S. Krasnoshchek exercises voting and dispositive power over all of the shares beneficially owned by SIBEX Capital Fund, Inc.

181.
Includes 108,175 shares of common stock underlying warrants. SMI Re Limited is a private investment fund. Dr. Reginal McDaniel exercises voting and dispositive power over all of the shares beneficially owned by SMI Re Limited.

182.
Number of shares of common stock beneficially owned and number of shares of common stock offered Includes 10,332 shares of common stock underlying warrants. Number of shares beneficially owned includes 5,390 shares of common stock underlying warrants related to a financing completed April 13, 2006

183.
Number of shares of common stock beneficially owned and number of shares of common stock offered includes 31,418 shares of common stock underlying warrants. Number of shares beneficially owned includes 38,500 shares of common stock underlying warrants related to a financing completed April 13, 2006.

184.
Includes 970 shares of common stock underlying warrants. Frederick Stahl Jr. exercises voting and dispositive power over all of the shares beneficially owned by Stahl Family Revocable Living Trust Dated 8-23-01.

185.
Includes 100 shares of common stock underlying warrants. Starboard Capital Markets is an investment firm that acquired these securities for underwriting activities. Michael Hamblet has the power to vote and dispose of PharmaFrontiers Common Stock owned by Starboard Capital Markets.

186.	Includes 272 shares of common stock underlying warrants.

187.	Includes 1,880 shares of common stock underlying warrants. Carol A Wynn exercises voting and dispositive power over all of the shares beneficially owned by Sterling Trust Company FBO Carol A. Wynn.

188.
Includes 1,762 shares of common stock underlying warrants. Harold E Tellefsen exercises voting and dispositive power over all of the shares beneficially owned by Sterling Trust Company Custodian FBO Harold E Tellefsen.

189.	Includes 2,667 shares of common stock underlying warrants.

190.	Includes 950 shares of common stock underlying warrants. Pam Sutton exercises voting and dispositive power over all of the shares beneficially owned by P.A. P/S Trust Pam Sutton Trustee.

191.	Includes 5 shares of common stock underlying warrants.

192.	Includes 4 shares of common stock underlying warrants.

193.	Includes 4,445 shares of common stock underlying warrants.

194.
Includes 9,474 shares of common stock underlying warrants. TCMP3 Partners, LP is a private investment fund. Steve Slawson exercises voting and dispositive power over all of the shares beneficially owned by TCMP3 Partners, LP.

195.
Number of shares of common stock beneficially owned and number of shares of common stock offered includes 9,887 shares of common stock underlying warrants. Number of shares beneficially owned includes 8,250 options that are vested.

196.	Includes 4,883 shares of common stock underlying warrants.

197.	Includes 4 shares of common stock underlying warrants.

198.	Includes 31 shares of common stock underlying warrants.

199.	Includes 7 shares of common stock underlying warrants.

200.	Includes 20 shares of common stock underlying warrants.

201.	Includes 2 shares of common stock underlying warrants.

202.	Includes 350 shares of common stock underlying warrants. Thomas Suppanz is a financial consultant and acquired these securities in connection with our June/July 2005 offering.

203.	Includes 463 shares of common stock underlying warrants.

204.	Includes 948 shares of common stock underlying warrants.

205.	Includes 3,174 shares of common stock underlying warrants.

206.	Includes 262 shares of common stock underlying warrants.

207.	Includes 18 shares of common stock underlying warrants.

208.	Includes 16 shares of common stock underlying warrants.

209.
Includes 860 shares of common stock underlying warrants. VFinance is an investment firm that acquired these securities for underwriting activities. Jonathon C. Rich has the power to vote and dispose of Opexa Therapeutics Common Stock owned by vFinance.

210.	Includes 682 shares of common stock underlying warrants.

211.	Includes 13,334 shares of common stock underlying warrants.

212.
Includes 8,667 shares of common stock underlying warrants. Yellowstone Equity Partners, Ltd. is a private investment fund. Brenda Lee exercises voting and dispositive power over all of the shares beneficially owned by Yellowstone Equity Partners, Ltd.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Prior to the April 2006 financing, Mr. Seaman, individually owned 5,050 shares of our common stock, and Series C warrants to purchase 4,000 shares of the our common stock. In addition, Ventures, an entity in which Mr. Seaman may be deemed to have voting power and/or investment power, owned 13,667 shares of our common stock, and Series C warrants to purchase 18,223 shares of the Company’s common stock. In connection with the April 2006 financing, (i) Mr. Seaman individually purchased 15,000 shares of our common stock and was issued a Warrant to purchase 7,500 shares of our common stock, and (ii) Ventures acquired 250,000 shares of our common stock and a Warrant to purchase 125,000 shares of our common stock. Pursuant to the Foundation 13D, Mr. Seaman has concluded that he does not have beneficial ownership of the shares of stock held by the Foundation. Additionally, pursuant to the Foundation 13D, Mr. Seaman and other reporting persons named therein may be deemed to constitute a group for purposes of Section 13(d) or Section 13(g) of the Exchange Act.   However, the Foundation, Ventures, Chaswil, Ltd., and Mr. Seaman expressly disclaim (i) that, for purposes of Section 13(d) or Section 13(g) of the Exchange Act, they are a member of a group with respect to our securities held by DLD Family Investments, LLC, Mr. Arnold, Mr. Bailey or Ms. Williams and (ii) that they have agreed to act together with DLD Family Investments, LLC, Mr. Arnold, Mr. Bailey or Ms. Williams as a group other than as described in the Foundation 13D. The reporting persons in the Foundation 13D, other than Mr. Seaman and Ventures, own in the aggregate: (i) 786,667 shares of common stock; (ii) 44,445 shares of common stock underlying Series C warrants exercisable at $30.00 per share; and (iii) 260,000 shares of common stock underlying April 2006 Warrants.

In connection with the April 2006 financing, (i) Palantir Group, Inc., an entity in which Dr. Bailey has voting power and/or investment power, acquired 10,000 shares of our common stock and a Warrant to purchase 5,000 shares of the Company’s common stock, (ii) ) MDB Capital Group LLC, an entity in which Dr. Bailey is an managing director, but disclaims any voting power and/or investment power, acquired 200,000 shares of the Company’s common stock and a Warrant to purchase 100,000 shares of the Company’s common stock, and (iii) MDB Capital Group LLC received $1,723,300 for its services in the April 2006 financing and a three year warrant to purchase 208,330 shares of our common stock at $5.00 per share, of which MDB Capital Group LLC assigned the right to purchase 38,928 shares of common stock to Dr. Bailey on April 24, 2006.

None of our executive officers or directors and their family members or affiliates is indebted to us in an amount greater than $60,000.

DESCRIPTION OF SECURITIES

Our Capitalization

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.50 per share. As of March 26, 2007, there were 6,696,784 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote per share for the election of directors and on all other matters submitted to a vote of stockholders. There are no cumulative voting rights. Common stockholders do not have preemptive rights or other rights to subscribe for additional shares, and the common stock is not subject to conversion or redemption. In the event of liquidation, the holders of common stock will share equally in any balance of corporate assets available for distribution to them. Subject to the rights of holders of the any other securities subsequently issued, holders of the common stock are entitled to receive dividends when and as declared by our Board of Directors out of funds legally available. We have not paid any dividends since our inception and have no intention to pay any dividends in the foreseeable future. Any future dividends would be subject to the discretion of the Board of Directors and would depend on, among other things, our future earnings, the operating and financial condition, our capital requirements, and general business conditions.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, no par value per share. As of March 26, 2007, no shares of preferred stock are issued and outstanding. Our Board of Directors can, without approval of our stockholders, issue one or more series of preferred stock. If we offer preferred stock, our Board of Directors will determine the number of shares and the rights, preferences and limitations of each series. These rights, preferences and limitations may include specific designations, number of shares, liquidation value, dividend rights, liquidation and redemption rights, voting rights,

Warrants and Options

2004 Stock Incentive Plan. Pursuant to our 2004 Stock Incentive Plan we may issue to our officers, directors, employees and consultants incentive stock options, non-qualified stock options and shares of restricted stock. The plan provides for us to issue up to 1,200,000 shares of its common stock pursuant to awards under the plan. As of March 26, 2007 we had outstanding options, granted pursuant to the plan, to purchase 762,970 shares of common stock. The plan is designed to qualify under the Internal Revenue Code as an incentive stock option plan.

Series C Warrants. As of March 26, 2007 we have issued and outstanding Series C Warrants to purchase an aggregate of 1,110,537 of our common shares. The Series C Warrants are exercisable at any time at an exercise price of $30.00 per share and expire on June 17, 2010. The Series C Warrants are exercisable immediately and are only exercisable by “accredited investors” as defined in Regulation D under the Securities Act of 1933.

April 2006 Warrants. In an offering consummated April 17, 2006, we issued warrants to acquire an aggregate of 2,300,000 shares. The April 2006 warrants have an exercise price of $6.50 per share. We have the right to call the April 2006 warrants commencing June 29, 2007 if the closing bid price per share of our common stock equals or exceeds $13.00 for twenty consecutive trading days in which the daily average trading volume of the common stock is at least 20,000 shares.

Placement Agent Warrants. In connection with the 15% Convertible Exchangeable Note offering and the common stock offerings closed June 17, 2005 we issued to the placement agent and other brokerage firms in those offerings warrants to purchase an aggregate of 46,085 shares of common stock at an exercise price of $15.00. These warrants are exercisable immediately and will expire June 17, 2010.

Other Obligations To Issue Shares. Our license agreement with the University of Chicago obligates us, by April 30, 2007, to issue 21,623 shares of common stock.

Restrictions on Sales By Certain Existing Shareholders. A total of 250,000 shares held by Top Tier Investment, LLC and various other shareholders are subject to a lock-up agreement effective November 5, 2004 that limits sales to an aggregate of 31,250 shares of our common stock per 90-day period. There is no termination provision in this lock-up agreement.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

LEGAL MATTERS

The validity of the common stock offered by this prospectus was passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The consolidated financial statements for the years ended December 31, 2006 and December 31, 2005 and for the period from January 22, 2003 (date of inception) to December 31, 2006 included in this prospectus have been audited by Malone & Bailey PC, independent registered public accounting firm, as stated in their report appearing herein.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we file with the Securities and Exchange Commission. This prospectus does not contain all of the information contained in the registration statement and all of the exhibits and schedules thereto. For further information about Opexa Therapeutics, Inc., please see the complete registration statement. Summaries of agreements or other documents in this prospectus are not necessarily complete. Please refer to the exhibits to the registration statement for complete copies of such documents.

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy the registration statement, including exhibits and schedules filed with it, at the SEC’s public reference facilities at 100 F Street N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room in Washington, D.C. by calling the Securities and Exchange Commission at 1-800-SEC-0330.

We file information electronically with the Securities and Exchange Commission. Our Securities and Exchange Commission filings also are available from the Securities and Exchange Commission’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically.

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-1
Consolidated Balance Sheet as of December 31, 2006	F-2
Consolidated Statements of Expenses for the years ended December 31, 2006 and 2005 and the period from January 22, 2003 (Inception) through December 31, 2006	F-3
Consolidated Statement of Changes in Stockholders Equity from January 22, 2003 (Inception) through December 31, 2006	F-4
Consolidated Statements of Cash Flows for the years ended December 31, 2006 and 2005 and the period from January 22, 2003 (Inception) through December 31, 2006	F-6
Notes to Consolidated Financial Statements	F-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Opexa Therapeutics, Inc.
(formerly PharmaFrontiers Corp.)
(a development stage company)
The Woodlands, Texas

We have audited the accompanying consolidated balance sheet of Opexa Therapeutics, Inc. (a development stage company), as of December 31, 2006 and the related consolidated statements of expenses, changes in stockholders’ equity and cash flows for the years ended December 31, 2006 and 2005 and the period from January 22, 2003 (Inception) through December 31, 2006. These consolidated financial statements are the responsibility of Opexa’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Opexa as of December 31, 2006 and the consolidated results of its operations and its cash flows for the periods described in conformity with accounting principles generally accepted in the United States of America.

MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

March 14, 2007

OPEXA THERAPEUTICS, INC.
(a development stage company)
(formerly PharmaFrontiers Corp.)
CONSOLIDATED BALANCE SHEET

December 31,
2006
Assets

Current assets:
Cash and cash equivalents	$12,019,914
Investment in marketable securities	2,952,096
Other current assets	472,881
Total current assets	15,444,891

Intangible assets, net accumulated amortization of $3,533,569	24,723,203
Property & equipment, net accumulated amortization of $395,284	1,361,377
Total assets	$41,529,471

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$868,862
Stock payable	112,440
Accrued expenses	135,069
Note payable	1,500,000
Current maturity of long term debt	14,080
Derivative liability	6,656,677
Total current liabilities	9,287,128

Long term liabilities:
Loan payable	96,242
Total liabilities	9,383,370

Commitments and contingencies	-

Stockholders' equity:
Convertible preferred stock, no par value, 10,000,000 shares	-
authorized, none issued and outstanding
Common stock, $0.50 par value, 100,000,000 shares authorized,	3,348,351
6,696,784 shares issued and outstanding
Additional paid in capital	63,118,180
Deficit accumulated during the development stage	(34,320,430)
Total stockholders' equity	32,146,101
Total liabilities and stockholders' equity	$41,529,471

See accompanying summary of accounting policies
and notes to consolidated financial statements

OPEXA THERAPEUTICS, INC.
(a development stage company)
(formerly PharmaFrontiers Corp.)
CONSOLIDATED STATEMENTS OF EXPENSES
Years ended December 31, 2006 and 2005 and the
Period from January 22, 2003 (Inception) to December 31, 2006

			Inception
			through
	2006	2005	2006
Research and development	$7,612,932	$4,183,356	$12,428,909
General and administrative	5,461,047	6,259,075	14,206,469
Depreciation and amortization	1,818,795	1,735,209	3,818,823
Loss on disposal of assets	2,376	22,810	482,309
Operating loss	(14,895,150)	(12,200,450)	(30,936,510)

Interest income	688,299	81,930	776,221
Other income	46,450	28,174	77,003
Gain on derivative liability	104,978	3,896,841	4,001,819
Interest expense	(984)	(7,323,851)	(8,238,963)
Net loss	$(14,056,407)	$(15,517,356)	$(34,320,430)

Basic and diluted loss per share	$(2.61)	$(9.90)	N/A

Weighted average shares outstanding	5,390,910	1,564,837	N/A

See accompanying summary of accounting policies
and notes to consolidated financial statements

OPEXA THERAPEUTICS, INC
(a development stage company)
(formerly PharmaFrontiers Corp.)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Period from January 22, 2003 (Inception) through December 31, 2006

Additional
Common Stock		Paid in	Accumulated
Shares	Par	Capital	Deficit	Total

Shares issued for cash	525,000	$262,500	$(261,500)	$-	$1,000
Shares repurchased and cancelled	(170,625)	(85,313)	84,988	-	(325)
Discount related to:
beneficial conversion feature	-	-	28,180	-	28,180
warrants attached to debt	-	-	28,180	-	28,180
Net loss	-	-	-	(126,003)	(126,003)

Balances at December 31, 2003	354,375	177,187	(120,152)	(126,003)	(68,968)
Shares issued for:
cash	2,250	1,125	7,875	-	9,000
services	206,500	103,250	745,750	-	849,000
license	24,269	12,135	414,940	-	427,075
reverse merger with Sportan	99,740	49,870	(197,603)	-	(147,733)
acquisition of Opexa	250,000	125,000	23,625,000	-	23,750,000
additional shares attached to
convertible debt	16,100	8,050	280,316	-	288,366
conversion of convertible notes	60,750	30,375	217,995	-	248,370
Shares cancelled	(8,000)	(4,000)	4,000	-	-
Discount related to:
beneficial conversion feature	-	-	855,849	-	855,849
warrants attached to debt	-	-	1,848,502	-	1,848,502
Option expense	-	-	123,333	-	123,333
Net loss	-	-	-	(4,620,664)	(4,620,664)

See accompanying summary of accounting policies
and notes to consolidated financial statements

OPEXA THERAPEUTICS, INC
(a development stage company)
(formerly PharmaFrontiers Corp.)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (continued)
Period from January 22, 2003 (Inception) through December 31, 2006

Additional
Common Stock		Paid in	Accumulated
Shares	Par	Capital	Deficit	Total

Balances at December 31, 2004	1,005,984	502,992	27,805,805	(4,746,667)	23,562,130
Shares issued for:
cash, net of offering costs	389,451	194,725	5,151,492	-	5,346,217
convertible debt	611,026	305,513	7,343,933	-	7,649,446
debt	2,300	1,150	159,850	-	161,000
license	29,194	14,597	1,853,787	-	1,868,384
services	24,000	12,000	1,000,400	-	1,012,400
Discount related to:
beneficial conversion feature	-	-	831,944	-	831,944
warrants attached to debt	-	-	1,433,108	-	1,433,108
Option expense	-	-	2,487,741	-	2,487,741
Warrant expense	-	-	2,373,888	-	2,373,888
Transition of warrants from equity instruments to liability instruments	-	-	(10,658,496)	-	(10,658,496)
Net loss	-	-	-	(15,517,356)	(15,517,356)

Balances at December 31, 2005	2,061,955	1,030,977	39,783,452	(20,264,023)	20,550,406

Shares issued for:
cash, net of offering costs	4,600,000	2,300,000	18,853,519	-	21,153,519
debt	34,829	17,374	162,626	-	180,000
Option expense	-	-	2,749,617	-	2,749,617
Warrant expense	-	-	1,568,966	-	1,568,966
Net loss	-	-	-	(14,056,407)	(14,056,407)

Balances at December 31, 2006	6,696,864	$3,348,351	$63,118,180	$(34,320,430)	$32,146,101

See accompanying summary of accounting policies
and notes to consolidated financial statements

OPEXA THERAPEUTICS, INC.
(a development stage company)
(formerly PharmaFrontiers Corp.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31, 2006 and 2005 and the
Period from January 22, 2003 (Inception) to December 31, 2006

Inception
through
2006	2005	2006

Cash flows from operating activities
Net loss	$(14,056,407)	$(15,517,356)	$(34,320,430)
Adjustments to reconcile net loss to net cash
used in operating activities
Stock issued for services	-	1,012,400	1,861,400
Stock issued for debt in excess of principal	-	109,070	109,070
Amortization of discount on notes payable due
to warrants and beneficial conversion feature	-	5,516,638	6,313,205
Unrealized gain on marketable securities	(25,912)	-	(25,912)
Amortization of intangible assets	1,644,678	1,637,129	3,533,569
(Gain) on derivative liability	(104,978)	(3,896,841)	(4,001,819)
Depreciation	174,117	98,080	285,254
Debt financing costs	-	365,910	365,910
Option and warrant expense	4,318,583	4,861,629	9,303,545
Loss on disposition of fixed assets	2,376	22,810	482,309
Changes in:
Accounts payable	359,396	26,360	444,562
Marketable securities	(2,926,184)	-	(2,926,184)
Prepaid expenses	(340,876)	(88,185)	(468,011)
Accrued expenses	(105,240)	23,655	(50,259)
Other assets	-	(388,210)	(388,210)
Net cash used in operating activities	(11,060,447)	(6,216,911)	(19,482,001)

Cash flows from investing activities
Purchase of licenses	(125,000)	-	(357,742)
Purchase of property & equipment	(619,147)	(258,903)	(1,051,054)
Net cash used in investing activities	(744,147)	(258,903)	(1,408,796)

Cash flows from financing activities
Common stock sold for cash, net of offering costs	21,153,520	5,346,217	26,509,737
Common stock repurchased and canceled	-	-	(325)
Proceeds from debt	110,322	2,896,885	6,464,913
Repayments on notes payable	-	(58,614)	(63,614)
Net cash provided by financing activities	21,263,842	8,184,488	32,910,711

Net change in cash and cash equivalents	9,459,248	1,708,674	12,019,914
Cash and cash equivalents at beginning of period	2,560,666	851,992	-
Cash and cash equivalents at end of period	$12,019,914	$2,560,666	$12,019,914

OPEXA THERAPEUTICS, INC.
(a development stage company)
(formerly PharmaFrontiers Corp.)
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
Years ended December 31, 2006 and 2005 and the
Period from January 22, 2003 (Inception) to December 31, 2006

Inception
through
2006	2005	2006

Cash paid for:
Income tax	$-	$-	$-
Interest	-	-	429

NON-CASH TRANSACTIONS
Issuance of common stock for purchase of Opexa	$-	$-	$23,750,000
Issuance of common stock to Sportan shareholders	-	-	147,733
Issuance of common stock for University of Chicago license	-	1,868,384	2,295,459
Issuance of common stock for accrued interest	-	525,513	525,513
Conversion of notes payable to common stock	-	6,159,610	6,407,980
Conversion of accrued liabilities to common stock	180,000	17,176	197,176
Conversion of accounts payable to note payable	-	-	93,364
Discount on convertible notes relating to:
- warrants	-	1,433,108	3,309,790
- beneficial conversion feature	-	831,944	1,715,973
- stock attached to notes	-	999,074	1,287,440
Fair value of derivative instrument	-	6,761,655	6,761,655
Stock payable	112,440	-	112,440

See accompanying summary of accounting policies
and notes to consolidated financial statements

OPEXA THERAPEUTICS, INC.
(a development stage company)
(formerly PharmaFrontiers Corp.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

Opexa Therapeutics, Inc. (“Opexa”), was incorporated in Texas in March, 1991 as a bio-pharmaceutical company engaged in developing autologous personalized cell therapies. During the development stage, Opexa acquired the worldwide license to technology developed at Argonne National Laboratory, a U.S. Department of Energy Laboratory Operated by the University of Chicago (“Argonne”). This is an exclusive license to a stem cell technology in which adult multi-potent stem cells are derived from monocytes obtained from the patient’s own blood (the “License”). A patent application was filed in November 2003, with the United States Patent and Trade Office regarding the technology involved in the License.

On October 7, 2004, Opexa acquired all of the outstanding stock of Opexa Pharmaceuticals, Inc., an entity that has the exclusive worldwide license from Baylor College of Medicine to an individualized T-cell therapeutic vaccine, Tovaxin™, which is in U.S. FDA Phase IIb human clinical trials to evaluate its safety and effectiveness in treating multiple sclerosis.

Development Stage Company. The Company is considered to be in the Development stage as defined in Statement of Financial Accounting Standards No. 7. The Company has no revenues to date.

Basis of Presentation. In June 2006, the Company (i) changed its name to Opexa Therapeutics, Inc. from PharmaFrontiers Corp. and (ii) effected a one-for-ten reverse common stock split. All references to number of shares and per share amounts reflect such split as if it occurred on the first day of the first period presented. The consolidated financial statements include the accounts of Opexa Therapeutics, Inc. and its wholly-owned subsidiary, Opexa Pharmaceuticals, Inc. Significant inter-company accounts and transactions have been eliminated.

Reclassifications. Certain prior year amounts have been reclassified to conform with the current year presentation.

Use of Estimates in Financial Statement Preparation. The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash, Cash Equivalents and Marketable Securities. For purposes of the statements of cash flows, cash equivalents include all highly liquid investments with original maturities of three months or less. Marketable securities include investments with maturities greater than three months but less than one year. The primary objectives for the fixed income investment portfolio are liquidity and safety of principal. Investments are made with the objective of achieving the highest rate of return consistent with these two objectives. Opexa’s investment policy limits investments to certain types of instruments issued by institutions primarily with investment grade credit ratings and places restrictions on maturities and concentration by type and issuer.

Long-lived Assets. Property and equipment are stated on the basis of historical cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Major renewals and improvements are capitalized, while minor replacements, maintenance and repairs are charged to current operations. Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount.

Income Taxes. Income tax expense is based on reported earnings before income taxes. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for consolidated financial reporting purposes and such amounts recognized for tax purposes, and are measured by applying enacted tax rates in effect in years in which the differences are expected to reverse.

Stock-Based Compensation. On January 1, 2006, Opexa began recording compensation expense associated with stock options and other forms of equity compensation in accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payment, as interpreted by SEC Staff Accounting Bulletin No. 107. Prior to January 1, 2006, Opexa had accounted for stock options according to the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, and therefore no related compensation expense was recorded for awards granted with no intrinsic value. Opexa adopted the modified prospective transition method provided for under SFAS No. 123R, and, consequently, have not retroactively adjusted results from prior periods. Under this transition method, compensation cost associated with stock options recognized in the first quarter of fiscal 2006 includes the quarterly amortization related to the remaining unvested portion of all stock option awards granted prior to January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123.

The following table illustrates the effect on net loss and net loss per share if Opexa had applied the fair value provisions of FASB Statement No. 123 to stock-based employee compensation prior to January 1, 2006:

	2005	Inception through 2006
Net loss as reported	$(15,517,356)	$(34,320,430)

Add:
stock based compensation determined under intrinsic value based method	2,487,741	2,611,074

Less:
stock based compensation determined under fair value based method	(4,264,013)	(4,417,377)

Pro forma net loss	$(17,293,628)	$(36,126,733)

Basic and diluted
Net loss per common share	$(9.90)	N/A
As reported	$(11.10)	N/A

Research and Development. Research and development expenses include salaries, related employee expenses, clinical trial expenses, research expenses, consulting fees, and laboratory costs. All costs for research and development activities are expensed as incurred. Opexa expenses the costs of licenses of patents and the prosecution of patents until the issuance of such patents and the commercialization of related products is reasonably assured. Research and development expense for the year ended December 31, 2006 was $7,612,932, as compared to $4,183,356 for the year ended December 31, 2005.

Accounting for Derivative Instruments. Statement of Financial Accounting Standard (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended, requires all derivatives to be recorded on the balance sheet at fair value. Opexa’s derivatives are separately valued and accounted for on our balance sheet. Fair values for securities traded in the open market and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates.

The pricing model Opexa used for determining fair values of its derivatives is the Black Scholes Pricing Model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates, exchange rates and option volatilities. Selection of these inputs involves management's judgment and may impact net income.

In September 2000, the Emerging Issues Task Force ("EITF") issued EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company's Own Stock," ("EITF 00-19") which requires freestanding contracts that are settled in a company's own stock, including common stock warrants, to be designated as an equity instrument, asset or a liability. Under the provisions of EITF 00-19, a contract designated as an asset or a liability must be carried at fair value on a company's balance sheet, with any changes in fair value recorded in the company's results of operations. A contract designated as an equity instrument must be included within equity, and no fair value adjustments are required.

In December 2006, the FASB issued FASB Staff Position No. EITF 00-19-2, Accounting for Registration Payment Arrangements (EITF 00-19-2). EITF 00-19-2 addresses an issuer’s accounting for registration payment arrangements. It specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. The guidance in EITF 00-19-2 amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, and FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, to include scope exceptions for registration payment arrangements. EITF 00-19-2 also requires additional disclosure regarding the nature of any registration payment arrangements, alternative settlement methods, the maximum potential amount of consideration and the current carrying amount of the liability, if any. This EITF is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to the date of issue of this EITF. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of this EITF, this is effective for financial statements issued for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years.  The impact of implementing EITF 00-19-2 in the fiscal year 2007 will result in a cumulative effect of a change in accounting principle with a credit to beginning retained earnings of $6,656,677 and a reversal of the same amount to the derivative liability account.

Recently Issued Accounting Pronouncements.

In February 2006, the FASB issued SFAS 155, "Accounting for Certain Hybrid Financial Instruments," which amends SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" and SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS 155 simplifies the accounting for certain derivatives embedded in other financial instruments by allowing them to be accounted for as a whole if the holder elects to account for the whole instrument on a fair value basis. SFA 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. SFAS 155 is effective for all financial instruments acquired, issued or subject to a remeasurement event occurring in fiscal years beginning after September 15, 2006 and is therefore required to be adopted by the Company as of October 1, 2006. Management is still evaluating what effect this will have on the Company’s financial statements.

In July 2006, the FASB issued Interpretation No. 48 (FIN No. 48), "Accounting for Uncertainty in Income Taxes." This interpretation requires recognition and measurement of uncertain income tax positions using a "more-likely-than-not" approach. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. Management is still evaluating what effect this will have on the Company’s financial statements.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements." This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of SFAS 157 is not expected to have a material impact on the financial statements.

There were various other accounting standards and interpretations issued during 2006 and 2005, none of which are expected to have a material impact on the Company’s consolidated financial position, operations or cash flows.

NOTE 2 - MARKETABLE SECURITIES

At December 31, 2006, Opexa invested $10.9 million in in A-1/P-1 commercial paper, of which $2.9 million is invested in marketable securities, and $3.9 million is invested in a money market account with an average market yield of 5.33% and average time to maturity of 1.32 months. Interest income of $688,299 was recognized for the twelve months ended December 31, 2006 in the consolidated statements of expenses.

NOTE 3 - LICENSE AGREEMENTS

University of Chicago License Agreement
In 2004 Opexa entered into an agreement with the University of Chicago (“University”) for the worldwide license to technology developed at Argonne National Laboratory, a U.S. Department of Energy Laboratory Operated by the University. In consideration for the license, Opexa paid the University $57,742 and issued 23,719 shares valued at $1,199,706. In December 2004, the License Agreement was amended granting Opexa an exclusive, non-transferable worldwide license to the University’s stem cell technology. In consideration for the amendment, Opexa paid the University an additional $175,000, issued the University 550 shares of common stock valued at $352,000, agreed to pay the University $1,500,000 on October 30, 2005 and agreed to issue the University shares of Opexa common stock, including the shares already issued, equal to 2.6% of the total outstanding number of shares after conversion of the 15% exchangeable convertible subordinated promissory notes. In June 2005, 27,484 shares of common stock were issued to the University of Chicago per the terms of a license agreement. These shares were recorded at $867,064. In August 2005, 1,710 shares of common stock were issued to the University of Chicago per the terms of a license agreement. These shares were recorded at $109,434. In October 2006, the $1,500,000 cash payment obligation was extended until April 30, 2007 and (ii) the obligation to issue 21,623 shares of Opexa’s common stock issuable was extended until April 30, 2007, with $112,440 accrued at December 31, 2006.

Shanghai Institute for Biological Science License Agreement

In January 2006, Opexa acquired an exclusive worldwide license for the intellectual property rights and research results of an autologous T cell vaccine for rheumatoid arthritis from the Shanghai Institute for Biological Science, China Academy of Science of the People’s Republic of China. In exchange for a payment of $125,000 and an agreed running royalty from the sale of commercialized products, Opexa receives all information and data related to all clinical trials on all patient controls and patients with rheumatoid arthritis with the T cell vaccine. This includes all clinical, cell procurement and manufacturing protocols, complete patient data sheets, all laboratory materials, methods and results and manufacturing records and documents and any other data related to the intellectual property. The first payment under the license occurred in April 2006 upon the delivery of materials pursuant to the terms of the licensing agreement. Opexa amortizes this intangible asset over its life of 19 years and as of December 31, 2006 the intangible asset had an unamortized balance of $120,311.

NOTE 4 - INTANGIBLE ASSETS

Intangible assets consisted of the following at December 31, 2006:

Description	Life	Amount
University of Chicago license (see Note 2)	17 years	$4,140,644
Opexa intangible group (see Note 11)	15 years	23,991,128
Rheumatoid arthritis license (see Note 2)	19 years	125,000

Subtotal		28,256,772
Less: accumulated amortization		(3,533,569)

Intangible assets, net		$24,723,203

The Company believes that patent rights form one of its most valuable assets. Patents and patent applications are a key currency of intellectual property, especially in the early stage of product development, as their purchase and maintenance gives the Company access to key product development rights from Opexa’s academic partners. The company amortizes its patent and license costs over a period of 15 to 19 years. These intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected undiscounted cash flows is less than the carrying value of the related asset or group of assets, a loss is recognized for the difference between the fair value and the carrying value of the related asset or group of assets. The Company expenses payments made to legal firms that are engaged in filing and protecting rights to intellectual property and rights for our current products in both the domestic and international markets. Amortization expense totaled $1,644,678 and $1,637,129 in fiscal 2006 and 2005, respectively.

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2006:

Description	Life	Amount
Computer equipment	3 years	$134,023
Office furniture and equipment	3-10 years	220,113
Software	3-5 years	46,089
Laboratory equipment	3-10 years	912,709
Leasehold improvements	10 years	443,727

Subtotal		1,756,661
Less: accumulated depreciation		(395,284)

Property and equipment, net		$1,361,377

Property and equipment is carried at cost less accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful life of three to ten years, depending upon the type of equipment, except for leasehold improvements which are amortized using the straight-line method over the remaining lease term or the life of the asset, whichever is shorter. The cost of repairs and maintenance is charged as an expense as incurred. Depreciation expense totaled $174,117 and $98,080 in fiscal 2006 and 2005, respectively.

NOTE 6 - INCOME TAXES

Opexa uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes.

At December 31, 2006, for federal income tax and alternative minimum tax reporting purposes, the Company had approximately $31,383,048 of unused net operating losses available for carryforward to future years. The benefit from carryforward of such net operating losses will expire in various years through 2026. Under the provisions of Section 382 of the Internal Revenue Code, the benefit from utilization of approximately $5,650,429 of net operating losses incurred prior to October 7, 2004 was significantly limited as a result of the change of control that occurred in connection with the Company’s acquisition of Opexa. The benefit could be subject to further limitations if significant future ownership changes occur in the Company.

At December 31, 2006, deferred tax assets consisted of the following:

NOL @ 12/31/05	$(21,540,246)
Net loss - 2006	$(14,056,407)

Subtotal	(35,596,653)
Derivative (gain) loss	(104,978)
Option expense	2,749,617
Warrant expense	1,568,966

NOL @ 12/31/06	(31,383,048)
Estimated tax rate	X 34%

Deferred tax asset	(10,670,236)
Valuation allowance	10,670,236

Net deferred tax asset	$-

NOTE 7 - THIRD PARTY CONVERTIBLE NOTES

Between September 2004 and February 2005, Opexa issued convertible notes to investors totaling $6,124,859. In March 2005, 45,169 shares of common stock with a relative fair value of $999,074 were issued to note holders as their additional shares for their subscription investment in Opexa. In June 2005, a total of $6,650,372 comprised of the principal of the notes of $6,124,859 and accumulated interest of $525,513, which accrued at a rate of 15% per annum, was exchanged for 443,360 shares of common stock, Class A and Class B warrants that expired in 2006, and Class C warrants to purchase 1,110,548 shares at an exercise price of $30 per share.

Opexa analyzed the convertible notes and the warrants for derivative accounting consideration under SFAS 133 and EITF 00-19. Opexa determined the embedded conversion option in the convertible notes met the criteria for classification in stockholders equity under SFAS 133 and EITF 00-19. Therefore, derivative accounting was not applicable for these convertible notes payable. See Note 13 for a discussion of the accounting for the warrants.

NOTE 8 - NOTE PAYABLE

Note payable consists of a note in the amount of $1,500,000 payable to the University of Chicago, secured by license, no interest and due April 30, 2007. See Note 3 for details.

Loan payable consists of an equipment line of up to $250,000 with Wells Fargo of which $110,322 was outstanding as of December 31, 2006. This loan has an interest rate of 7.61% per annum, matures in May 2011 and is secured by Opexa’s furniture and equipment purchased with the loan proceeds.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Office Lease

In October 2005, Opexa entered into a ten-year lease for its office and research facilities. There is 2,500 sq. ft. of space still available for future build-out. The facility including the property is leased for a term of ten years with two options for an additional five years each at the then prevailing market rate. Future minimum lease payments under the non-cancellable operating lease are $117,774 for 2007, $137,196 for 2008, $139,782 for 2009, $147,540 for 2010, $147,540 for 2011 and $584,343 for years 2012 to 2015. Rent expense for 2006 was $136,153 and $178,963 for 2005.

Contract Research Organization Agreement

In September 2006, Opexa engaged PharmaNet, LLC, a contract research organization focused on managing central nervous system trials to provide it with services in connection with its Phase IIb clinical trial.  An initial pre-payment of $400,000 was made to PharmaNet, LLC in April 2006, of which $133,334 remains as a prepaid balance as of December 31, 2006. An additional $235,000 payment was made in October representing an advance for investigator grant expenses, of which $191,329 remains a prepaid balance as of December 31, 2006.

NOTE 10 - EQUITY

During 2003, equity related transactions were as follows:
-	525,000 shares of common stock were sold for $1,000.
-	170,625 shares were reacquired for $325 and canceled.
-	Additional contributions to capital of $56,360 resulted from the discounted value to notes payable due to warrants and beneficial conversion features attached to convertible notes was issued in 2003.

During 2004, equity related transactions were as follows:
-	2,250 shares of common stock were sold for $9,000.
-	206,500 shares of common stock valued at their then fair value of $849,000 were issued to employees and consultants for their services.
-	24,269 shares of common stock valued at their then fair value of $427,075 were issued to the University of Chicago per the terms of a license agreement. See Note 2 for details.
-	99,740 shares of common stock were issued for net liabilities of $147,733 pursuant to the 2004 reorganization.
-	250,000 shares of common stock valued at their then fair value of $23,750,000 were issued to Opexa Pharmaceuticals, Inc., shareholders. See Note 12 for details.
-	16,100 shares of common stock with a relative fair value of $288,366 were issued to note holders as their additional shares for their subscription investment.
-	60,750 shares of common stock were issued to note holders for the conversion of $248,370 of principal and interest from convertible notes.
-	8,000 shares of common stock were cancelled pursuant to the terms of an employment separation agreement.
-	Additional contributions to capital of $2,704,351 resulted from the discounted value to notes payable from warrants, beneficial conversion features attached to convertible notes.
-	Employee stock option expense was $123,333 for 2004.

During 2005, equity related transactions were as follows:
-
389,451 shares of common stock with warrants to purchase 1,070,993 shares were sold for $5,841,769. The relative fair value of the common stock is $1,103,714 and the relative fair value of the warrants is $4,748,055. Offering costs of $495,552 related to shares issued were charged to additional paid in capital.

-	45,168 shares of common stock with a relative fair value of $999,074 were issued to note holders as their additional shares for their subscription investment.
-	565,858 shares of common stock were issued to note holders for the conversion of $6,124,859 of principal and $525,513 interest from convertible notes.
-	2,300 shares of common stock valued at their fair value of $161,000 were issued to note holders for the conversion of $51,930 of principal and interest from the notes.
-	29,194 shares of common stock were issued to the University of Chicago per the terms of a license agreement. These shares were recorded at $1,868,384.
-	24,000 shares of common stock valued at their fair value of $1,012,400 were issued to consultants for their services.
-	Additional contributions to capital of $2,265,052 relating to the discounted value to notes payable from warrants, beneficial conversion features attached to convertible notes.
-	Employee stock option expense was $2,487,741 for 2005.
-	Warrant expense was $2,373,888 for 2005.
-	Transition of warrants from equity instruments to liability instruments in the amount of $10,658,496 was recorded. See Note 13 for details.

During 2006, equity related transactions were as follows:
-	In March 2006, 34,829 shares of common stock were issued to settle an outstanding accounts payable in the amount of $180,000.
-
In April 2006, Opexa sold 4,600,000 shares of its common stock and warrants to purchase 2,300,000 shares of Opexa’s common stock for $23,000,000. Opexa paid $1,846,481 for the commissions and fees related to this offering and granted to its brokers warrants to purchase 213,720 shares of common stock at an exercise price of $5.00 per share. These warrants are not callable and have a cashless exercise option.

-	Employee stock option expense was $2,749,617 for 2006.
-	Warrant expense was $1,568,966 for 2006.

NOTE 11 - STOCK OPTIONS AND WARRANTS

In 2004, Opexa adopted the 2004 Stock Option Plan (“the Plan”) for the granting of stock options to employees and consultants of Opexa. Options granted under the Plan may be either incentive stock options or nonqualified stock options. The Board of Directors has discretion to determine the number, term, exercise price and vesting of all grants.

Employee Stock Options:

During 2004, options to purchase 96,500 shares were granted to employees at exercise prices ranging from $30.00 to $50.00. These options have terms of five years and vest from one to three years. Fair value of $5,623,186 was recorded using the Black-Scholes method of calculation with a volatility of 75.05% and a discount rate of 2%.

During 2005, options to purchase 63,050 shares were granted to employees at exercise prices of $7.00. These options have terms of ten years and vest in four years. Fair value of $261,879 was recorded using the Black-Scholes method of calculation with a volatility range of 175.4% and a discount rate of 2%.

During 2005, options to purchase 4,167 shares were forfeited and cancelled.

During 2006, options to purchase 389,160 shares of common stock were granted by Opexa to its employees at exercise prices ranging from $5.00 to $9.40. These options have terms from five to ten years, vest from one to three years and have a fair value of $3,126,168. Using the Black-Scholes method, stock compensation for 2006 was $1,066,451 with a volatility range of 401.34% to 429.86% and a discount rate range of 4.72% - 5.22%.

Opexa recorded $2,749,617 stock-based compensation expense to the management and employees during 2006.

During 2006, options to purchase 14,133 shares were forfeited.

Consultant Warrants:

During 2004, warrants to purchase 20,000 shares were granted to consultants at exercise prices ranging from $30.00 to $50.00. These options have terms of five years and vest from one to three years. Fair value of $1,011,770 was recorded using the Black-Scholes method with a volatility range of 75.05% and a discount rate of 2%.

During 2005, warrants to purchase 71,060 shares were granted to consultants. Using the Black-Scholes method, fair value for 2005 was $1,552,936 with a volatility range of 175.4% and a discount rate of 2%.

During 2005, warrants to purchase 46,085 shares of Common Stock ere issued to several brokerage firms as the offering costs and commissions for Opexa’s financing activities at an exercise price of $1.50 per share. These warrants have a fair value of $2,197,162 and vest immediately.

During 2005, warrants to purchase 9,914 shares were forfeited and cancelled.

In April 2006, warrants to purchase 213,720 shares of common stock were granted by Opexa to the brokers in connection with the $23,000,000 equity financing, at an exercise price of $5.20. These warrants have a term of three years, vest immediately and have a fair value of $1,077,778.

During 2006, warrants to purchase 156,500 shares of common stock were granted by Opexa to its consultants, directors and exiting directors at the exercise prices ranging from $5.20 to $9.80. These warrants have a term of ten years, vest from one to three years and have a fair value of $1,496,375. Using the Black-Scholes method, stock compensation for 2006 was $931,597 with a volatility range of 401.34% to 429.86% and a discount rate range of 4.72% - 5.22%.

Opexa recorded $1,568,966 stock-based compensation expense to the consultants, directors and exiting directors during 2006.

During 2006, warrants to purchase 5,000 shares were expired.

Investor Warrants:

During 2003, warrants to purchase 15,000 shares were granted to investors related to the convertible notes.

During 2004, warrants to purchase 142,800 shares were granted to investors related to the convertible notes.

During 2005, warrants to purchase 2,386,984 shares were granted to investors related to the convertible notes and warrants to purchase 254,363 shares were forfeited and cancelled.

During 2006, warrants to purchase 2,765,043 shares were granted to investors related to the Aril 2006 financing and warrants to purchase 1,645,002 shares were forfeited and cancelled.

Summary information regarding options and warrants is as follows:
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Options	Price	Warrants	Price
Year ended December 31, 2003:
Granted	-	$-	15,000	$1.00
Outstanding at December 31, 2003	-	-	15,000	1.00

Year ended December 31, 2004:
Granted	96,500	31.70	162,800	22.30
Outstanding at December 31, 2004	96,500	31.70	177,800	22.40

Year ended December 31, 2005:
Granted	63,050	15.70	2,504,129	28.60
Forfeited and canceled	(4,167)	42.80	(264,277)	24.50
Outstanding at December 31, 2005	155,383	24.90	2,417,652	23.51

Year ended December 31, 2006:
Granted	389,160	5.48	3,135,264	9.28
Forfeited and canceled	(14,133)	34.79	(1,649,995)	12.77
Outstanding at December 31, 2006	530,410	$10.38	3,902,921	$13.52

Summary of options and warrants outstanding and exercisable as of December 31, 2006 is as follows:

Exercise Price	Remaining Life	Options Outstanding	Options Exercisable	Warrants Outstanding	Warrants Exercisable
$ 40.00	3 - 4 years	-	-	17,500	8,375
$ 30.00	2 - 3 years	84,500	58,667	5,000	3,333
$ 30.00	3 - 4 years	18,850	8,950	1,125,056	1,116,389
$ 15.00	3 - 4 years	-	-	46,895	46,895
$ 11.90	3 - 4 years	-	-	21,500	3,000
$ 11.50	2 - 3 years	-	-	16,750	-
$ 11.40	2 - 3 years	2,000	-	-	-
$ 9.80	9 - 10 years	-	-	37,000	17,500
$ 9.40	9 - 10 years	30,900	-	4,500	500
$ 8.25	9 - 10 years	12,500	-	1,500	-
$ 7.09	9 - 10 years	3,300	-	-	-
$ 7.00	9 - 10 years	37,000	9,250	-	-
$ 6.50	4 - 5 years	-	-	2,300,000	2,300,000
$ 5.20	2 - 3 years	-	-	8,500	-
$ 5.20	9 - 10 years	-	-	105,000	52,500
$ 5.00	3 - 4 years	-	-	213,720	213,720
$ 5.00	4 - 5 years	75,000	32,100	-	-
$ 5.00	9 - 10 years	266,360	-	-	-
		530,410	108,967	3,902,921	3,762,213

NOTE 12 - PURCHASE OF OPEXA PHARMACEUTICALS

In October 2004, Opexa acquired all of the outstanding stock of Opexa Pharmaceuticals, Inc. The acquisition was accounted for under the purchase method, where all of Opexa Pharmaceuticals, Inc.’s assets are restated to their fair market value on the acquisition date. The 250,000 shares of Opexa were valued at their then fair value of $23,750,000 or $95.00 per share. The results of operations for Opexa from November 6, 2004 through December 31, 2005 are included in the Statements of Operations and the Statements of Cash Flows.

The following table summarizes the estimated fair values of the assets acquired and the liabilities assumed at the date of acquisition:

Current assets	$55,387
Property, plant and equipment, net	639,160
Intangible assets	23,991,128

Total assets, net	24,685,675

Current liabilities	935,675

Total liabilities assumed	935,675

Net assets acquired	$23,750,000

Of the $23,991,128 of acquired intangible assets, the full amount is assigned to an inseparable group of patents and licenses that cannot function independently by themselves. The weighted average useful life of the intangible group as of December 31, 2006 is approximately 15 years.

NOTE 13 - DERIVATIVE INSTRUMENTS

For the years ended December 31, 2006 and 2005, Opexa evaluated the application of SFAS 133 and EITF 00-19 for all of its financial instruments and identified the following financial instruments as derivatives:

(1) Series A Warrants issued in conjunction with the bridge note exchange and private placement offerings in June and July 2005, which expired on February 17, 2006;

(2) Series B Warrants issued in conjunction with the bridge note exchange and private placement offerings in June and July 2005, which expired on October 17, 2006; and

(3) Series C Warrants issued in conjunction with the bridge note exchange and private placement offerings in June and July 2005.

These three series of warrants are derivatives because the liquidated damage provision in the registration rights agreement covering each warrant resulted in the conclusion that it was more economic to issue registered shares than to issue unregistered shares and pay the penalty. Because issuing registered shares is outside of Opexa’s control, Opexa concluded the warrants should be accounted for as derivative liabilities under SFAS 133 and EITF 00-19.

As a result, Opexa reports the value of these derivatives as current liabilities in its balance sheet and report changes in the value of these derivatives as non-operating gains or losses in its statements of operations. The value of the derivatives is required to be remeasured on a quarterly basis, and is based on the Black Scholes Pricing Model.

Variables used in the Black-Scholes option-pricing model include (1) risk free interest rate, (2) expected warrant life is the actual remaining life of the warrants as of each period end, (3) expected volatility and (4) zero expected dividends as further detailed in the table as follows:

	As of 12/31/2005	As of 12/31/2006
Risk-free rate for term
A Warrant	4.08%	-
B Warrant	4.37%	-
C Warrant	4.35%	501%

Expected volatility
A Warrant	30%	-
B Warrant	112%	-
C Warrant	475%	487%

The impact of the application of SFAS 133 and EITF 00-19 on the balance sheets as of December 31, 2006 and 2005 and the statements of operations and for the years ended December 31, 2006 and 2005 and the period from inception through December 31, 2006 is as follows:

	As of 12/31/2005	As of 12/31/2006	Gain(Loss) Year Ended 12/31/2005	Gain(Loss) Year Ended 12/31/2006	Gain(Loss) Inception Through 12/31/2006
Series A Warrants	$-	$-	$332,440	$-	$332,440
Series B Warrants	264,957	-	640,882	264,957	$905,839
Series C Warrants	6,496,698	6,656,677	2,923,519	(159,979)	$2,763,540
Totals	$6,761,655	$6,656,677	$3,896,841	$104,978	$4,001,819

The warrants granted during the April 2006 financing were determined to qualify as for equity treatment under SFAS 133 and EITF 00-19. Nothing in the warrant agreements required cash settlement or allowed for the possibility of cash settlement including the impact of the liquidated damages penalty under the registration rights agreement. It was determined on the date of grant and at December 31, 2006 that it was more economic to issue unregistered shares and pay the penalty than to issue registered shares.

In December 2006, the FASB issued FASB Staff Position No. EITF 00-19-2, Accounting for Registration Payment Arrangements (EITF 00-19-2). EITF 00-19-2 addresses an issuer’s accounting for registration payment arrangements. It specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. The guidance in EITF 00-19-2 amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, and FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, to include scope exceptions for registration payment arrangements. EITF 00-19-2 also requires additional disclosure regarding the nature of any registration payment arrangements, alternative settlement methods, the maximum potential amount of consideration and the current carrying amount of the liability, if any. This EITF is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to the date of issue of this EITF. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of this EITF, this is effective for financial statements issued for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years.  The impact of implementing EITF 00-19-2 in the fiscal year 2007 will result in a cumulative effect of a change in accounting principle with a credit to beginning retained earnings of $6,656,677 and a reversal of the same amount to the derivative liability account.

NOTE 14 - STOCK PURCHASE AGREEMENT

In June 2004, Pharma was acquired by Sportan United Industries, Inc. in a transaction accounted for as a reverse acquisition. Pharma’s shareholders were issued 6,386,439 Sportan shares in exchange for 100 percent of the outstanding common shares of Pharma. Immediately following this transaction, Sportan changed its name to Pharma and 7,383,838 shares were outstanding.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee	$6,889
Printing Costs	3,000
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	15,000
Transfer Agent and Registrar Fees	3,000
Miscellaneous	10,000
Total	$87,889

Item 14. Indemnification of Directors and Officers.

The Company has the authority under Articles 2.02a(16) and 2.02-1 of the Texas Business Corporation Act (“TBCA”) to indemnify its directors and officers to the extent provided for in such statute. The TBCA provides, in part, that a corporation may indemnify a director or officer or other person who was, is or is threatened to be made a named defendant or respondent in a proceeding because such person is or was a director, officer, employee or agent of the corporation, if it is determined that such person: (1) conducted himself in good faith; (2) reasonably believed, in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation’s best interest and, in all other cases, that his conduct was at least not opposed to the corporation’s best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

A corporation may indemnify a person under the TBCA against judgments, penalties, including excise and similar taxes, fines, settlement, unreasonable expenses actually incurred by the person in connection with the proceeding. If the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. The corporation may also pay or reimburse expenses incurred by a person in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

The Company’s Articles of Incorporation provide that none of its directors shall be personally liable to the Company or its shareholders for monetary damages for an act or omission in such director’s capacity as a director; provided, however, that the liability of such director is not limited to the extent that such director is found liable for (1) a breach of the director’s duty of loyalty to the Company or its shareholders, (2) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law, (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office, or (4) an act or omission for which the liability of the director is expressly provided by an applicable statute.

The Company believes that these provisions will assist it in attracting and retaining qualified individuals to serve as executive officers and directors. The inclusion of these provisions in the Company’s Articles of Incorporation may have the effect of reducing a likelihood of derivative litigation against the Company’s directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us or our shareholders.

The Company’s Articles of Incorporation and By-laws provide that the Company may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the TCBA.

Additionally, under their employment agreements with Opexa Therapeutics Inc. Messrs. McWilliams and Rouse are entitled to indemnification in their capacity as officers of the Company to the fullest extent permitted by the TCBA.

Item 15. Recent Sales of Unregistered Securities.

Acquisition of PharmaFrontiers Corp.

On June 4, 2004, when the company was named “Sportan United Industries, Inc.,” it issued, 638,644 shares of common stock to the shareholders of PharmaFrontiers Corp., a Texas corporation ("PharmaFrontiers") in exchange for all the outstanding capital stock of PharmaFrontiers. The shares of common stock issued in the acquisition were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act of 1933 (the “Securities Act”) and/or Section 4(2) of the Securities Act. The Company subsequently changed its name to “PharmaFrontiers Corp.” On June 19, 2006 PharmaFrontiers changed its name to Opexa Therapeutics, Inc.

Acquisition of Opexa Pharmaceuticals, Inc.

In connection with the closing of the Company’s acquisition of Opexa Pharmaceuticals, Inc., a Delaware corporation (“Opexa”), on November 5, 2004, the Company issued 250,000 shares of its common stock, par value $0.50 per share, to the former holders of common stock of Opexa in exchange for their Opexa common stock. The shares of common stock issued in the acquisition were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act. On June 9, 2005 the Company issued 20,000 shares of common stock to Sanders Morris Harris, Inc. in exchange for advisory services provided in connection with the acquisition of Opexa. The shares were sold pursuant to the exemption from registration afforded by Rule 504 under the Securities Act of 1933 (the “Securities Act”) and/or Section 4(2) of the Securities Act.

15% Exchangeable Convertible Subordinated Note Private Placement Financing and Subsequent Exchange

During the six months ended February 15, 2005, the Company issued to accredited investors in a private placement: (i) 15% Exchangeable Convertible Notes with a principal amount of $6.1 million, (ii) an aggregate of 61,269 shares of common stock, and (iii) a right to receive a warrant to purchase common stock. The Company received gross proceeds of $6.1 million from this private placement. The securities issued in the acquisition were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act of 1933 (the “Securities Act”) and/or Section 4(2) of the Securities Act. In connection with this private placement, the Company entered into Registration Rights Agreements with the purchasers requiring that, among other things, the Company register the shares issued, those shares issuable on conversion of the notes and those shares issuable upon exercise of the warrant for resale under the Securities Act.

In addition, the Company issued to the placement agents who assisted with the sale of the Notes, warrants to purchase 21,688 shares of Common Stock at a price of $15.00 per share. These warrants expire on February 14, 2010. The Company is obligated to register for resale the shares of common stock issuable upon exercise of the warrants.

On June 30, 2005 the Company, in exchange for all outstanding 15% Exchangeable Convertible Subordinated Notes and the associated rights to warrants, issued to the accredited investors holding the notes: (i) an aggregate of 565,858 shares of our common stock, (ii) Series A Warrants to purchase an aggregate of 554,200 shares of our common stock, (iii) Series B Warrants to purchase an aggregate of 221,680 shares of our common stock, and (iv) Series C Warrants to purchase an aggregate of 443,360 shares of our common stock. In connection with this exchange offering, the Company entered into a Registration Rights Agreement dated June 17, 2005 with the participants in the exchange offer requiring that, among other things, the Company register the shares issued in the exchange offer and issuable upon exercise of the warrants, for resale under the Securities Act.

The notes and shares of common stock and warrants described above were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act, Section 3(a)(9) of the Securities Act and/or Section 4(2) of the Securities Act.

Sale of Common Stock, Series A Warrants, Series B Warrants and Series C Warrants

In the month ended July 15, 2005, the Company completed a private placement to accredited investors of (i) an aggregate of 383,451 shares of common stock at a per share price of $15.00 pursuant to the terms of Securities Purchase Agreements dated June 17, 2005 and July 15, 2005 by and among the Company and each of the purchasers. In connection with this private placement, the Company entered into a Registration Rights Agreement dated June 17, 2005 and July 15, 2005 with the purchasers requiring that, among other things, the Company register the shares for resale under the Securities Act.

In addition, the Company issued to the placement agents assisting with the private placement, warrants (the “Placement Agent Warrants”) to purchase 22,900 shares of common stock at an exercise price of $15.00 per share. The Placement Agent Warrants are exercisable until June 17, 2010. The Company is obligated to register for resale the shares of common stock issuable upon exercise of the Placement Agent Warrants.

The shares of common stock and warrants described above were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act.

Shares of Common Stock Issued To the University of Chicago

Pursuant to the terms of a First Amended and Restated License Agreement (the “License Agreement”) dated December 30, 2004 with the University of Chicago, the Company has issued 53,307 shares of common stock in consideration of the license granted to the Company. The License Agreement obligates the Company, for a period of time, to issue sufficient shares so as to enable the University of Chicago to maintain a certain percentage ownership. Thus the shares were issued from time to time as the Company issued shares in connection with its various offerings. The shares of common stock were offered and sold pursuant to the exemption from registration afforded by Section 4(2) under the Securities Act. In connection with the License Agreement, the Company agreed to register the shares issued thereunder for resale under the Securities Act.

Sale of Common Stock and Warrants - April 2006

On April 13, 2006, the Company issued (i) 4,600,000 shares of Company common stock and warrants to purchase a total of 2,300,000 shares of Company common stock to 41 “accredited investors” as such term is defined in Rule 501 under the Securities Act and (ii) warrants to purchase 213,720 shares of Company common stock to MDB Capital Group LLC and another broker dealer. The Company received gross proceeds of $23,000,000 ($21,245,900 in proceeds after the deduction of sales commissions) from the private placement.

The offers and sales were made without registration under the Act, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of Act and Regulation D under the Act and in reliance on similar exemptions under applicable state laws. The issuance of the Company’s common stock and the warrants issued in the Transaction did not involve any public offering; each investor made representations regarding its investment intent, experience and sophistication; each investor either received or had access to adequate information about us in order to make an informed investment decision; having received representations to this effect, we believe that each investor is an “accredited investor” as that term is defined under Rule 501(a) of Regulation D; and no advertising or general solicitation was made in connection with the sale and issuance of the Company’s common stock and warrants in the Transaction.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits of the Company are included herein.

Exhibit 2.1	Stock Purchase Agreement (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form K filed June 4, 2004)
Exhibit 2.2	Merger Agreement (incorporated by reference to Exhibit 2.1 to the Company's Current Report on 8-K filed October 8, 2004)
Exhibit 3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 19, 2006)
Exhibit 3.3	By-laws (incorporated by reference to Exhibit 2.2 to the Company's Registration Statement on Form 10-SB (File No. 000-25513), initially filed March 8, 1999
Exhibit 4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 2.3 to the Company's Registration Statement on Form 10-SB (File No. 000-25513), initially filed March 8, 1999
Exhibit 5.1 **	Opinion of Vinson & Elkins L.L.P.
Exhibit 10.1	2004 Compensatory Stock Option Plan (incorporated by reference to Exhibit B to the Company's Definitive Information Statement filed on June 29, 2004)
Exhibit 10.2	Employment Agreement of David McWilliams (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-QSB filed November 16, 2004)
Exhibit 10.3	Second Amended Employment Agreement of William Rouse (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed February 4, 2005)

Exhibit 10.5	Director's Agreement of David McWilliams (incorporated by reference to Exhibit 10.4 to the Company's Quarterly Report on Form 10-QSB filed November 16, 2004)
Exhibit 10.7	Director's Agreement of Paul Frison (incorporated by reference to Exhibit 10.7 to the Company's Annual Report on Form 10-KSB filed April 15, 2005)
Exhibit 10.10	Scientific Board Advisory Agreement of Yong Zhao (incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-QSB filed November 16, 2004)
Exhibit 10.11	Termination Settlement and Release Agreement with R. Wayne Fritzsche (incorporated by reference to Exhibit 99.3 to the Company's Current Report on Form 8-K filed February 4, 2005)
Exhibit 10.12	Form of Warrant Agreement (incorporated by reference to Exhibit 10.13 to the Company's Annual Report on Form 10-KSB filed April 15, 2005)
Exhibit 10.13	Amended and Restated License Agreement with Baylor College of Medicine (incorporated by reference to Exhibit 10.14 to the Company's Annual Report on Form 10-KSB filed April 15, 2005)
Exhibit 10.14	Amended and Restated License Agreement with University of Chicago (incorporated by reference to Exhibit 10.15 to the Company's Annual Report on Form 10-KSB filed April 15, 2005)
Exhibit 10.15	Form of Series A Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.15 to Form SB-2 filed July 19, 2005)
Exhibit 10.16	Form of Series B Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.16 to Form SB-2 filed July 19, 2005)
Exhibit 10.17	Form of Series C Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.17 to Form SB-2 filed July 19, 2005)
Exhibit 10.18	Securities Purchase Agreement dated June 17, 2005 by and among the Company and the Investors named therein (incorporated by reference to Exhibit 10.18 to Form SB-2 filed July 19, 2005)
Exhibit 10.19	Registration Rights Agreement dated June 17, 2005 by and among the purchasers of common stock named therein (incorporated by reference to Exhibit 10.19 to Form SB-2 filed July 19, 2005)
Exhibit 10.20
Securities Purchase Agreement dated June 30, 2005 by and among the Company and the purchasers of common stock named therein (incorporated by reference to Exhibit 10.20 to Form SB-2 filed July 19, 2005)

Exhibit 10.21	Securities Purchase Agreement dated July 15, 2005 by and among the Company and the Investors named therein. (incorporated by reference to Exhibit 10.21 to Form SB-2 filed July 19, 2005)
Exhibit 10.22	Registration Rights Agreement dated July 15, 2005 by and among the Company and the Investors named therein (incorporated by reference to Exhibit 10.22 to Form SB-2 filed July 19, 2005)

Exhibit 10.23
License Agreement dated January 13, 2006 by the Company and Shanghai Institute for Biological Services (incorporated by reference to Exhibit 10.23 to Amendment No.1 to Form SB-2 filed February 9, 2006)

Exhibit 10.24	Lease Agreement dated August 19, 2005 by the Company and Dirk D. Laukien (incorporated by reference to Exhibit 10.13 to the Company's Annual Report on Form 10-KSB filed March 31, 2006)
Exhibit 10.25	Form of Warrant Agreement issued to brokers in connection with 2005 offerings(incorporated by reference to Exhibit 10.25 to Amendment No. 2 to Form SB-2 filed April 11, 2006)
Exhibit 10.26	Purchase Agreement dated April 11, 2006 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 18, 2006)
Exhibit 10.27	Registration Rights Agreement dated April 11, 2006 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed April 18, 2006)
Exhibit 10.28	Form of Warrant issued in connection with April 2006 financing (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed April 18, 2006)
Exhibit 10.29	Form of Broker Stock Purchase Warrant issued to MDB Capital Group LLC (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed April 18, 2006)
Exhibit 10.30	Third Amendment to the Amended and Restated License Agreement (incorporated by reference to Exhibit 10.4 of the Company’s Report on Form 8-K filed October 31, 2006)
Exhibit 23.1 *	Consent of Malone & Bailey, PC
Exhibit 23.2 **	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

* Filed herewith

** Previously filed

(b) Financial Statement Schedules.

All schedules are omitted because they are inapplicable or the requested information is shown in the consolidated financial statements of the registrant or related notes thereto.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Houston, State of Texas, on the 30th day of March, 2007.

OPEXA THERAPEUTICS, INC.

By: /s/ David B. McWilliams
Name: David B. McWilliams
Title: Chief Executive Officer

By: /s/ Lynne Hohlfeld
Name: Lynne Hohlfeld
Title: Chief Financial Officer and  Principal Accounting Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. McWilliams his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/David B. McWilliams	President, Chief Executive Officer and	April 2, 2007
David B. McWilliams	Director (principal executive officer)

/s/Lynne Hohlfeld	Chief Financial Officer	April 2, 2007
Lynne Hohlfeld	(principal financial and accounting officer)

*	Director	April 2, 2007
Gregory H. Bailey

*	Director	April 2, 2007
Scott B. Seaman

*	Director	April 2, 2007
David Hung

*	Director	April 2, 2007
Michael Richman
*By: /s/ David B. McWilliams
David B. McWilliams

Opexa Therapeutics, Inc.

Common Stock

PROSPECTUS

April 2, 2007